                                                                    EXHIBIT 4.24


================================================================================


                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                                CLEARWATER, INC.,

                          TRANSIT ENERGY SYSTEMS, INC.,

                     CLEARWATER SPECIALTY CHEMICAL COMPANY,

                          PRITECH INTERNATIONAL, INC.,

                            CWI INTERNATIONAL, INC.,

                  THE SHAREHOLDERS OF CWI INTERNATIONAL, INC.,

                        CLEARWATER INTERNATIONAL, L.L.C.

                                       AND

                         WEATHERFORD INTERNATIONAL LTD.



                                OCTOBER 23, 2002


================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
                                    ARTICLE 1
PURCHASE AND SALE OF ASSETS.......................................................................................1
         1.1     Transferred Assets...............................................................................1
         1.2     Excluded Assets..................................................................................2
         1.3     Closing..........................................................................................2
         1.4     Purchase Price for the Assets....................................................................3
         1.5     Escrowed Shares..................................................................................3
         1.6     Purchase Price Adjustment........................................................................4
         1.7     Liabilities Not Assumed by the Buyer.............................................................6
         1.8     Transfer Taxes; Recording Fees...................................................................6
         1.9     Allocation of Purchase Price.....................................................................6
         1.10    Prorations of Property Taxes and Certain Expenses................................................6
         1.11    Adjustments for Changes in Capitalization........................................................7

                                    ARTICLE 2
REPRESENTATIONS, WARRANTIES AND COVENANTS
         OF THE SELLER AND THE SHAREHOLDERS.......................................................................7
         2.1     Corporate and Shareholder Matters................................................................7
         2.2     Validity of Agreement and Conflict with Other Instruments........................................8
         2.3     Approvals, Licenses and Authorizations...........................................................8
         2.4     Title to and Condition of Properties.............................................................9
         2.5     Contracts and Commitments.......................................................................10
         2.6     Financial Statements............................................................................11
         2.7     No Adverse Change...............................................................................11
         2.8     Taxes...........................................................................................11
         2.9     Environmental Matters...........................................................................11
         2.10    No Litigation...................................................................................12
         2.11    Warranties and Product Liability................................................................13
         2.12    Employee Matters................................................................................13
         2.13    Finder's Fees...................................................................................14
         2.14    Insurance.......................................................................................14
         2.15    Securities Law Matters..........................................................................14
         2.16    Absence of Certain Payments.....................................................................16
         2.17    Absence of Certain Prohibited Activities........................................................16

                                    ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE BUYER AND WEATHERFORD......................................................16
         3.1     Corporate Matters...............................................................................16
         3.2     Approvals, Licenses and Authorizations..........................................................16
         3.3     Finder's Fees...................................................................................17
         3.4     Authorization for the Weatherford Shares........................................................17
         3.5     SEC Documents...................................................................................17

                                    ARTICLE 4
REGISTRATION RIGHTS..............................................................................................17
         4.1     Registration Rights.............................................................................17
         4.2     Procedure.......................................................................................18
         4.3     Indemnification.................................................................................19
         4.4     Termination.....................................................................................20

                                    ARTICLE 5
ADDITIONAL AGREEMENTS............................................................................................20
         5.1     Access to Information...........................................................................20
         5.2     Conduct of the Business.........................................................................21
         5.3     Negotiation with Others.........................................................................22
         5.4     Information.....................................................................................22
         5.5     Delivery of Business Documents..................................................................22
         5.6     Further Assurances..............................................................................23
         5.7     Nondisclosure of Proprietary Information........................................................23
         5.8     Covenant Not to Compete With the Business.......................................................23
         5.9     Use of Names....................................................................................24
         5.10    Employee Matters................................................................................24
         5.11    Continuation of Business by the Buyer...........................................................24
         5.12    Title Policies..................................................................................25

                                    ARTICLE 6
BUYER'S AND WEATHERFORD'S CONDITIONS.............................................................................25
         6.1     Representations, Warranties and Covenants.......................................................25
         6.2     Good Standing...................................................................................25
         6.3     Instruments of Transfer.........................................................................26
         6.4     No Litigation...................................................................................26
         6.5     Other Legal Matters.............................................................................26
         6.6     Licenses, Consents and Approvals by the Sellers.................................................26
         6.7     Consents of Third Persons.......................................................................26
         6.8     Consents and Release of Liens...................................................................26
         6.10    Resolutions.....................................................................................26
         6.11    Employment Agreement............................................................................26
         6.13    Stock Exchange Approval.........................................................................27
         6.14    Approvals for Issuance of Weatherford Shares....................................................27
         6.15    Assumed Trade Payables..........................................................................27
         6.16    Third Party Debt................................................................................27

                                    ARTICLE 7
SELLERS' AND SHAREHOLDERS' CONDITIONS............................................................................27
         7.1     Representations and Warranties..................................................................27
         7.2     No Litigation...................................................................................27
         7.3     Licenses, Consents and Approvals................................................................28
         7.4     Resolutions.....................................................................................28
         7.5     Other Legal Matters.............................................................................28

                                    ARTICLE 8
INDEMNIFICATION..................................................................................................28
         8.1     Indemnification by the Seller and the Shareholders..............................................28
         8.2     Indemnification by the Buyer and Weatherford....................................................29
         8.3     Procedure.......................................................................................29
         8.4     Payment.........................................................................................29
         8.5     Failure to Pay Indemnification..................................................................29
         8.6     Adjustment of Liability.........................................................................30
         8.7     Express Negligence..............................................................................30
         8.8     Indemnification Limitations.....................................................................30

                                    ARTICLE 9
NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,
         REPRESENTATIONS, WARRANTIES AND AGREEMENTS..............................................................30

                                   ARTICLE 10
TERMINATION......................................................................................................31
         10.1    Termination.....................................................................................31
         10.2    Liability Upon Termination......................................................................31
         10.3    Notice of Termination...........................................................................31

                                   ARTICLE 11
DEFINITIONS OF CERTAIN TERMS.....................................................................................32

                                   ARTICLE 12
MISCELLANEOUS....................................................................................................38
         12.1    Representative..................................................................................38
         12.2    Expenses........................................................................................39
         12.3    Notices.........................................................................................39
         12.4    Arbitration.....................................................................................40
         12.5    Successors......................................................................................40
         12.6    Entire Agreement................................................................................40
         12.7    Governing Law...................................................................................41
         12.8    Waiver..........................................................................................41
         12.9    Severability....................................................................................41
         12.10   No Third Party Beneficiaries....................................................................41
         12.11   Counterparts....................................................................................41
         12.12   Headings........................................................................................41
         12.13   Negotiated Transaction..........................................................................41


                          LIST OF DISCLOSURE SCHEDULES

Section 1.1(a)(i) -  Equipment
Section 1.1(a)(ii) -  Inventories
Section 1.1(a)(iii) -  Accounts Receivable
Section 1.1(a)(iv) - Proprietary Information
Section 1.1(a)(v) - Real Property

Section 1.1(a)(vi) - Entitlements
Section 1.2 - Excluded Assets
Section 1.4(b) - Weatherford Shares Allocation
Section 1.4(c) - Assumed Trade Payables
Section 1.4(d) - Third Party Debt
Section 1.4(e) - Assumed Liabilities
Section 1.9 - Purchase Price Allocations
Section 2.1 - Corporate and Shareholder Matters
Section 2.2(b) - Conflict with Other Instruments
Section 2.4(b) - Inventory Location
Section 2.5 - Contracts and Commitments
Section 2.6 - Financial Statements
Section 2.9(a) - Environmental Matters
Section 2.9(k) - Asbestos or PCB Presence
Section 2.11 - Product Warranties
Section 2.13 - Finder's Fees
Section 2.14 - Insurance
Section 11.54 - Permitted Liens



                             LIST OF OTHER SCHEDULES


Schedule 1.4(d) - Third Party Debt
Schedule 5.10 - Employees
Schedule 11.75 - Target Asset Value


                                LIST OF EXHIBITS

Exhibit A - Form of Employment Agreement

                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into this 23rd day of October, 2002, by and among Clearwater, Inc., a Pennsylvania corporation ("CWI"), Transit Energy Systems, Inc., a Delaware corporation ("Transit"), Clearwater Specialty Chemical Company, a Nova Scotia company ("CSCC"), PriTech International, Inc., a Texas corporation ("PriTech"), CWI International, Inc., a Delaware corporation and the ultimate parent of each of the other Sellers ("CWII") (each of CWI, Transit, CSCC, PriTech and CWII, a "Seller" and, collectively, the "Sellers"), the shareholders of CWII listed on the signature pages hereto (the "CWII Shareholders", and together with CWII, the "Shareholders"), Clearwater International, L.L.C., a Delaware limited liability company, on its own behalf and on behalf of the Weatherford Affiliates (collectively, the "Buyer"), and Weatherford International Ltd., a Bermuda exempted company ("Weatherford").


                                   WITNESSETH:

         WHEREAS, the Sellers desire to transfer to the Buyer the Business and certain properties, assets and certain of the liabilities related to the Business, and the Buyer desires to acquire such Business, properties and assets and assume such liabilities, all upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the parties hereto desire to set forth certain representations, warranties and agreements, all as more fully set forth below.

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

         1.1 Transferred Assets.

                  (a) Subject to the terms and conditions of this Agreement and in consideration of the obligations of the Buyer as provided herein, and except as otherwise provided in Section 1.2 hereof, at the Closing, the Sellers shall sell, assign, transfer, grant, bargain, deliver and convey, and CWII shall cause to be sold, assigned, transferred, granted, bargained, delivered and conveyed, to the Buyer, free and clear of all Liens, except Permitted Liens, the Sellers' and their Affiliates' entire right, title and interest in, to and under the Business, as a going concern, and all assets owned or used by the Sellers or their Affiliates (other than Excluded Assets) in connection with, relating to or arising out of the Business of every type and description, tangible and intangible, wherever located and whether or not reflected on the books and records of any Seller (all of such assets, properties, rights and business collectively referred to as the "Transferred Assets"), including, but not limited to:

                           (i) all Equipment, including the Equipment set forth
                  in Section 1.1(a)(i) of the Disclosure Schedule;

                           (ii) all Inventories, including the Inventories set
                  forth in Section 1.1(a)(ii) of the Disclosure Schedule;

                           (iii) all cash, cash equivalents and Accounts
                  Receivable, including the Accounts Receivable set forth in
                  Section 1.1(a)(iii) of the Disclosure Schedule;

                           (iv) all Proprietary Information, including the
                  Proprietary Information set forth in Section 1.1(a)(iv) of the Disclosure Schedule;

                           (v) all Real Property, including the Real Property
                  set forth in Section 1.1(a)(v) of the Disclosure Schedule;

                           (vi) subject to Section 1.1(b) hereof, the benefit of
                  all unfilled or outstanding purchase orders, sales or service contracts, other commitments, contracts, engagements and leases to which any Seller is entitled at the Closing and which relate to the Business but excluding the Third Party Debt (the "Entitlements"), all of which Entitlements are set forth in Section 1.1(a)(vi) of the Disclosure Schedule;

                           (vii) all of the Sellers' rights, title and interests
                  in any permits, licenses, approvals, registrations, or other authorizations, including Environmental Permits, issued by or obtained from any Governmental Entity with respect to the Business, other than permits, licenses, approvals, registrations, or other authorizations related to the Excluded Assets;

                           (viii) all prepaid expenses and deposits made by
                  Sellers and their Affiliates relating to the Business; and

                           (ix) any goodwill associated with the Business.

                  (b) The Sellers and each of the Shareholders shall use their best efforts to obtain such consents of third parties as are necessary or advisable for the assignment of the Transferred Assets. To the extent that any of the Transferred Assets are not assignable by the terms thereof or consents to the assignment thereof cannot be obtained as provided herein, the Transferred Assets shall be held by the Sellers in trust for the Buyer and shall be performed by the Buyer in the name of the Sellers and all benefits and obligations derived thereunder shall be for the account of the Buyer; provided, however, that where entitlement of the Buyer to such Transferred Assets hereunder is not recognized by any third party, the Sellers and the Shareholders shall, at the request of the Buyer, enforce in a reasonable manner, at the cost of and for the account of the Buyer, any and all rights of each Seller against such third party.

                  (c) Within three days of the Closing Date, the Sellers and the Shareholders shall notify each Person which may have possession of any of the Transferred Assets at the Closing Date, whether by consignment or otherwise, of the transfer of such Transferred Assets to the Buyer.

         1.2 Excluded Assets. Anything in Section 1.1(a) to the contrary notwithstanding, there shall be excluded from the assets, properties, rights and business to be transferred to the Buyer hereunder the leasehold interest of Sellers and all Equipment, Inventory, Real Property, Entitlements, and other assets owned or used by the Sellers or their Affiliates in connection with, relating to or arising out of the Sellers' Business and operations conducted at 5605 Grand Avenue, Neville Island, Pennsylvania including, without limitation, those assets of the Sellers listed or described in Section 1.2 of the Disclosure Schedule provided that any Proprietary Information which is used by Sellers in such operations and which is being transferred under this Agreement shall not be excluded (collectively, the "Excluded Assets").

         1.3 Closing. Subject to the conditions set forth in this Agreement, the closing shall take place at such time, date and place as the parties hereto shall mutually agree upon in writing (the "Closing Date"). Failure to consummate the transactions contemplated hereby on such date shall not result in a termination of this Agreement or relieve any party hereto of any obligation hereunder. Title to, ownership of, control over and risk of loss of the Transferred Assets shall pass to the Buyer effective as of 5:00 p.m. Houston time on the Closing Date.

         1.4 Purchase Price for the Assets. In consideration of the transfer to the Buyer of the Transferred Assets, the Buyer shall, on the Closing Date, (a) pay to CWI, as representative of all the Sellers, an aggregate amount equal to $2,000,000 in immediately available funds by wire transfer to a bank account or accounts to be designated by CWI (the "Cash Payment"), (b) cause Weatherford to issue the Weatherford Shares to the Sellers in accordance with Section 1.4(b) of the Disclosure Schedule, (c) assume the obligations of the Sellers to pay the Trade Payables of the Business incurred in the ordinary course of the Business, all of which are listed in Section 1.4(c) of the Disclosure Schedule (the "Assumed Trade Payables"), (d) assume or pay off the obligations of the Sellers under the express written terms of the Third Party Debt of the Business, all of which debt is listed in Section 1.4(d) of the Disclosure Schedule, which shall be updated and delivered by the Sellers to the Buyer as of and on the Closing Date, (e) assume the liabilities and obligations of the Sellers' customers' deposits in the aggregate amount set forth on Section 1.4(e) of the Disclosure Schedule (the "Assumed Liabilities") and (f) assume the obligations of the Sellers under the express written terms of the Entitlements to the extent and only to the extent such obligations are not Pre-Closing Obligations (the "Assumed Entitlements"), all of which Assumed Entitlements are listed in Section 1.1(a)(vi) of the Disclosure Schedule, which shall be updated and delivered by the Sellers to the Buyer as of and on the Closing Date. The Cash Payment, the Weatherford Shares, the Third Party Debt, the Assumed Trade Payables, the Assumed Liabilities and the Assumed Entitlements are herein collectively referred to as the "Purchase Price".

         1.5 Escrowed Shares.

                  (a) The Escrowed Shares shall be issued in the name of Sellers and shall be issued and outstanding for all purposes, including the right to vote, the certificates of which shares shall be held in escrow by National City Bank of Pennsylvania (the "Escrow Agent") from the Closing until 5:00 p.m., Houston, Texas time, on the first anniversary of the Closing Date, as subject to extension pursuant to Section 1.5(b) below (the "Escrow Term"). On the first Business Day immediately following the expiration of the Escrow Term, the Escrow Agent shall, as directed by Sellers or Sellers' Representative, release from escrow and deliver to the Sellers the remaining balance of the account, if any, including all Escrowed Shares, any cash and any investments held in escrow by the Escrow Agent relating to dividends or distributions on, or proceeds from the sale of, the Escrowed Shares and investments or interest earned on such cash and investments remaining in escrow on such date, less such number of Escrowed Shares and the amount of cash and investments as provided in Section 1.5(b).

                  (b) Notwithstanding anything to the contrary in this Agreement, if on the expiration of the Escrow Term, any claims for indemnification for Buyer Losses remain unresolved, the Escrow Agent may retain in escrow a number of Escrowed Shares, any cash and any investments held in escrow under the Escrow Agreement with an aggregate value equal to or less than the amount of such unresolved claims for indemnification for Buyer Losses for so long as such claims remain unresolved. For purposes of Sections 1.5(b) and 1.5(d), (i) the value of the Escrowed Shares shall be determined by multiplying the number of Escrowed Shares by the Closing Date Value of the Weatherford Shares, and any calculation of the number of the Escrowed Shares shall be rounded up to the nearest whole share, and (ii) the value of all other investments shall be the market value thereof as of the date such value is determined.

                  (c) If the Sellers at any time or from time to time during the Escrow Term desire to sell any of the Escrowed Shares or any of the other investments held in the Escrow Account, they may do so; provided that (i) with respect to any sale of Escrowed Shares, such sale is made pursuant to a transaction registered under the Securities Act or the Sellers have provided to Weatherford an opinion of counsel satisfactory to Weatherford that an exemption from such registration exists;
(ii) each sale is in compliance with all applicable securities laws; (iii) the Sellers have delivered in writing irrevocable instructions to the broker, underwriter, purchaser or other Person who will pay the consideration in respect of such sale, with a copy to Weatherford, directing such Person to remit the proceeds from such sale to the Escrow Agent to be held in escrow. Subject to compliance with all applicable securities laws, Sellers may elect to invest the proceeds from any sale of Escrowed Shares only in interest-bearing deposit accounts or short-term U.S. Government Obligations such as Treasury Bills, provided that all securities and proceeds resulting from such transactions shall be held in escrow and shall be subject to this Section 1.5. It is the Sellers' sole responsibility to seek the advice of their own representatives, advisors and legal counsel to determine for themselves the advisability and legality of entering into any such investments. The Sellers agree that neither the Buyer nor Weatherford shall have any liability to the Sellers in connection with any such investments.

                  (d) Whenever any number of Escrowed Shares or amount of cash is to be withdrawn from the escrow by the Buyer pursuant to this Agreement, the Escrow Agent shall (A) first withdraw cash, to the extent thereof, (B) the remaining amount to be withdrawn, if any, shall next be withdrawn from investments other than Escrowed Shares and cash, and such investments shall be promptly liquidated by the Escrow Agent (at the Sellers' direction) to the extent necessary to satisfy the rights of withdrawal of Buyer pursuant to this Agreement, it being understood and agreed that it shall be deemed necessary to liquidate any derivative securities relating to securities of Weatherford, and
(c) the remaining amount to be withdrawn, if any, shall be made from Sellers' Escrowed Shares (based on the Closing Date Value).

                  (e) Any dividends or distributions paid or payable with respect to the Escrowed Shares or any other securities or investments held in escrow, cash proceeds resulting from any sale of the Escrowed Shares or any other securities or investments pursuant to paragraph (c) of this Section 1.5 and any interest earned on any of those amounts shall be transferred to Escrow Agent and held in escrow and shall be subject to the terms of this Section 1.5. All cash deposited with the Escrow Agent shall earn interest at applicable rates paid by the Escrow Agent from time to time to its best customers for deposits of similar amount and tenor.

                  (f) Weatherford shall have the right to withdraw Escrowed Shares by way of repurchase for an aggregate purchase price of $1.00, investments (which must be reduced to cash) or cash or any combination of the foregoing from the escrow to satisfy any payments required to be made to the Buyer or Weatherford under Article 8; provided, that prior to any such withdrawal, the Buyer or Weatherford shall have received from the Seller Representative a certificate stating that the Buyer or Weatherford, as the case may be, is entitled to receive a payment pursuant to Article 8 and stating the dollar amount of such payment. If, however, the parties hereto agree that the Buyer or Weatherford is entitled to receive a payment, but disagree as to the amount of such payment, the Sellers agree that the Seller Representative shall deliver such certificate authorizing the withdrawal of the amount not in dispute. Notwithstanding the foregoing, no such certificate shall be required if the Buyer or Weatherford delivers to the Seller Representative a copy of a decision of an arbitration body selected and convened in accordance with Section
12.4 stating that the Buyer or Weatherford is entitled to indemnity pursuant to this Agreement and stating the dollar amount of such indemnification.

         1.6 Purchase Price Adjustment.

                  (a) The Buyer shall within 90 calendar days after the Closing Date prepare or cause to be prepared a statement reflecting the Closing Date Asset Value and the calculation thereof (the "Closing Statement") and shall deliver such Closing Statement to the Representative. The Closing Statement shall be prepared on a basis consistent with that used in calculating the Target Asset Value. The Buyer shall provide the Representative with access to copies of all work papers and other relevant documents to verify the information contained in the Closing Statement. The Representative shall have a period of 30 calendar days after delivery to him of the Closing Statement to review it and make any objections in writing to the Buyer. If written objections to the Closing Statement are delivered to the Buyer within such 30-day period, then the Buyer and the Representative shall attempt to resolve the matter or matters in dispute. If no written objections are made within the time period provided above, the Closing Statement shall become final and binding on the parties hereto and the Cash Payment shall be adjusted as described in clause (c) below.

                  (b) If disputes with respect to the Closing Statement cannot be resolved by the Buyer and the Representative within 15 calendar days after the delivery of the objections to the Closing Statement, then either party with notice to the other party may submit the specific matters in dispute to PriceWaterhouseCoopers LLP or such other recognized independent accounting firm as may be approved by the Buyer and the Representative, which firm shall render its opinion as to such matters. Based on such opinion, such accounting firm will then send to the Buyer and the Representative its determination in writing on the specific matters in dispute, including any resulting revisions to the Closing Statement, which determination shall be final and binding on the parties hereto. The Closing Statement, including revisions, if any, made by such accounting firm, shall then become final and binding on the parties hereto and the Purchase Price shall be adjusted as described in clause (c) below. The fees and other costs charged by the independent accounting firm shall be borne by the Buyer and the Sellers equally.

                  (c) At the time the Closing Statement becomes final and binding on the parties hereto, the Purchase Price will be:

                           (i) reduced by the amount, if any, by which the Target Asset Value exceeds the Closing Date Asset Value; and

                           (ii) increased by the amount, if any, by which the Closing Date Asset Value exceeds the Target Asset Value.

If the Purchase Price is reduced pursuant to clause (i) above, the Sellers shall, within five days of the date that the Closing Statement becomes final and binding on the parties hereto, pay to the Buyer cash in an amount equal to such reduction. If the Purchase Price is increased pursuant to clause (ii) above, the Buyer shall, within five days of the date that the Closing Statement becomes final and binding on the parties hereto, pay to the Sellers cash in an aggregate amount equal to such increase.

                  (d) All payments made pursuant to this Section 1.6 shall be paid in immediately available funds by wire transfer to a bank account or accounts to be designated by the party to receive the payments. All payments made pursuant to this Section 1.6 shall be deemed to be adjustments to the Purchase Price effective on the date that the Closing Statement becomes final and binding on the parties hereto.

                  (e) For purposes of preparing the Closing Statement, (i) there shall be no increases in the net book value of any of the Transferred Assets by virtue of any adjustments made after December 31, 2001 other than as set forth in this clause (e), (ii) except as provided for in (v), increases or decreases in the Transferred Assets shall reflect only increases or decreases resulting from transactions in the ordinary course of the Business after December 31, 2001, (iii) there shall be no increases in the assets of the Business due to the recognition of any non-cash increases in the Transferred Assets (including translation adjustments), other than in the ordinary course of business, (iv) there shall be no adjustments for extraordinary charges or expenses after December 31, 2001, (v) the net book value of Inventories shall be reduced for Inventories which are damaged, obsolete or otherwise not salable, (vi) the net book value of Accounts Receivable shall be reduced by U.S. Accounts Receivable which are older than 90 days and international Accounts Receivable which are older than 120 days; provided, however, that any such Account Receivable, or any portion thereof, actually collected prior to 90 days after the Closing Date shall be included in the Closing Date Asset Value, (vii) there shall be no adjustments for increases in intangibles, (viii) the net book value of Equipment shall be reduced by the net book value of any Equipment which is not in good working order or which is not in the Sellers' possession as of the Closing Date and (ix) there shall be no increases in net book value of Equipment unless such Equipment was acquired after December 31, 2001 with the consent of the Buyer.

         1.7 Liabilities Not Assumed by the Buyer. Except for the Assumed Trade Payables, the Third Party Debt, the Assumed Liabilities and the Assumed Entitlements, the Seller and the Shareholders shall pay and discharge in due course all liabilities, debts and obligations relating to the Sellers, the Shareholders, the Transferred Assets or the Business, whether known or unknown, now existing or hereafter arising, contingent or liquidated, including, without limitation, (i) any Tax liabilities pertaining to any of the Sellers, the Shareholders, the Transferred Assets or the Business for periods prior to and including the Closing Date, (ii) any Debt Obligations of any Person, (iii) all liabilities and obligations relating to any products manufactured, sold or distributed or services provided by or on behalf of the Sellers or with respect to any claims made pursuant to warranties to third Persons in connection with products manufactured, sold or distributed or services provided by or on behalf of the Sellers, the Shareholders or any Affiliate of the Sellers or the Shareholders, (iv) all Pre- Closing Obligations, (v) all liabilities and obligations of any Person arising prior to the Closing or related to the conduct or operation of the Transferred Assets or the Business on or prior to the Closing Date, (vi) all liabilities and obligations relating to the leasehold property, or any activities or operations conducted on the leasehold property, located at 5605 Grand Avenue, Neville Island, Pennsylvania, and (vii) all obligations, liabilities and expenses of the Sellers, the Shareholders or any Affiliate of the Sellers or the Shareholders, including investment banking, legal and accounting fees and expenses, relating to the transactions contemplated herein (collectively, the "Retained Liabilities"), and the Buyer shall not assume, or in any way be liable or responsible for, any of such Retained Liabilities.

         1.8 Transfer Taxes; Recording Fees. The Buyer and the Sellers acknowledge and agree that any and all sales, use, value added, stamp, transfer or other similar Taxes imposed as a result of the consummation of the transactions contemplated by this Agreement shall be borne equally by the Buyer, on the one hand, and the Sellers and the Shareholders, on the other hand, including, without limitation, any liability to which any of the parties may become subject as a result of the fact that the transactions contemplated by this Agreement are effected without compliance with the bulk sales provisions of the Uniform Commercial Code as in effect in any state or any similar statute as enacted in any jurisdiction. The Buyer shall pay any and all recording, filing or other fees relating to the conveyance or transfer of the Transferred Assets from the Sellers to the Buyer. The Buyer shall deliver to the Sellers on the Closing Date a certificate certifying that the Inventories are being purchased for resale to the extent stated therein.

         1.9 Allocation of Purchase Price. The Purchase Price shall be allocated among the Transferred Assets by the Buyer and the Representative within 90 days following the Closing Date subject to the following: (i) such allocation will be in accordance with the allocations set forth in Section 1.9 of the Disclosure Schedule; (ii) such allocation of the Purchase Price will be reflected in Form 8594 that will be filed by the Buyer and the Seller in accordance with Section 1060 of the Code, with such adjustments as may be necessary pursuant to Section 1.6; and (iii) the Buyer and the Seller agree to treat and report in filings under the Code (and, if necessary, to cause each of their respective Affiliates to so treat and report) the transactions contemplated by this Agreement in a manner consistent with one another. The Purchase Price and the Transferred Assets will be allocated among the Buyer and the Weatherford Affiliates as set forth in Section 1.9 of the Disclosure Schedule.

         1.10 Prorations of Property Taxes and Certain Expenses.

                  (a) The Sellers and each of the Shareholders warrant that the Transferred Assets are not, and on the Closing Date will not be, subject to or liable for any special assessments or similar types of impositions. Any general property Tax assessed against or pertaining to the Transferred Assets for the taxable period that includes the Closing Date shall be prorated between the Buyer and the Sellers as of the Closing

Date. In the event the amount of any such general property Tax cannot be ascertained as of the Closing Date, proration shall be made on the basis of the preceding year, the Buyer shall receive a credit against the Cash Payment for the Sellers' pro rata portion of such general property Taxes, and to the extent that such proration may be inaccurate, the Sellers and the Buyer agree to make such payment to the other after the tax statements have been received as is necessary to allocate such general property Tax properly between the Seller and the Buyer as of the Closing Date.

                  (b) Except as otherwise provided in this Agreement, the Sellers and the Buyer agree that amounts payable with respect to utility charges and other items of expense attributable to the conduct of the Business shall be prorated as of the Closing Date to the extent the charges and expenses cannot be identified as to the party that received the benefits to which such charges and expenses relate. The Buyer shall receive a credit against the Cash Payment for the Seller's pro rata portion of such charges and expenses. To the extent such amounts are estimated on the Closing Date and such prorations are inaccurate, the Seller and the Buyer agree to make such payment to the other after such amounts are correctly computed as is necessary to allocate such charges properly between the Sellers and the Buyer as of the Closing Date.

                  (c) The Sellers shall receive a credit, to be paid at Closing, for the amount of prepaid expenses and deposits relating to the Entitlements, to the extent and only to the extent that such prepaid expenses and deposits are Transferred Assets and are not reflected on the Financial Statements. In addition, the Sellers shall receive a credit on the final Closing Statement in the amount of any prepaids collected by the Buyer within 90 calendar days after the Closing Date in excess of their Closing Date Asset Value.

         1.11 Adjustments for Changes in Capitalization. For purposes of this
Article 1, references to the Common Stock and Weatherford Shares shall include any stock, securities, cash or other property into which the Common Stock has been converted or that may be received by a shareholder who held a share of Common Stock on the Closing Date in respect of such share and all references to the market value of the Common Stock as of any date shall mean the sum of the market value of Common Stock and such other stock, securities, cash or other property that may be received by a holder of Common Stock in respect of a share of Common Stock as of the date of the Closing. The determination of the value of any security shall be based on the closing sale price of that security on the principal stock exchange on which it is listed if that security is traded on a national securities exchange. If the principal market in which a security is traded is an automated trading system, such as NASDAQ, the market value on any day shall be the average of the high and low bid price for that security on that day. If any other security or property is received, its value shall be determined by agreement by a nationally recognized investment banking firm selected in good faith by Weatherford. In the event of a reclassification of the Common Stock into a greater or lesser number of shares of Common Stock, all references to numbers of shares of Common Stock and all market prices for the Common Stock shall be appropriately adjusted to reflect such reclassification.


                                    ARTICLE 2

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                       OF THE SELLER AND THE SHAREHOLDERS

         The Sellers and each of the Shareholders hereby jointly and severally represent and warrant to the Buyer and Weatherford and covenant and agree as follows:

         2.1 Corporate and Shareholder Matters. Each of the Sellers and CWII is a corporation duly incorporated, validly existing and in good standing under the laws of their respective jurisdiction of incorporation or formation. Each of the Sellers and CWII is duly authorized, qualified and licensed and has all requisite power and authority under all applicable laws, ordinances and orders of public authorities to own, operate and lease its properties and assets and to carry on its business in the places and in the manner currently conducted. The Sellers are qualified to transact business as a foreign corporation and are in good standing in the jurisdictions, if any, specified in Section 2.1 of the Disclosure Schedule, and there is no other jurisdiction in which the nature and extent of the Business or the character of the Sellers' assets makes such qualification necessary. Each of the Sellers and CWII has all requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. Each of the CWII Shareholders has all requisite legal capacity, power and authority to enter into this Agreement and to perform his obligations under this Agreement. Other than Permitted Liens, CWII owns beneficially and of record all of the issued and outstanding stock of CWI, Transit and PriTech and Transit owns beneficially and of record all of the issued and outstanding stock of CSCC free and clear of all Liens. Other than Permitted Liens, the CWII Shareholders collectively own beneficially and of record all of the issued and outstanding stock of CWII free and clear of all Liens.

         2.2 Validity of Agreement and Conflict with Other Instruments.

                  (a) This Agreement, and all transactions contemplated hereby, have been duly authorized and approved by the boards of directors and the shareholders of each of the Sellers and CWII. No further corporate action is necessary on the part of any of the Sellers or CWII to execute and deliver this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Sellers and each of the Shareholders and is a legal, valid and binding obligation of the Sellers and each of the Shareholders enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

                  (b) The execution, delivery and performance of this Agreement and the other agreements and documents to be delivered by the Sellers and each of the Shareholders to the Buyer, the consummation of the transactions contemplated hereby or thereby, and the compliance with the provisions hereof or thereof, by the Sellers and each of the Shareholders will not, with or without the passage of time or the giving of notice or both: (i) conflict with, constitute a breach, violation or termination of any provision of, or, subject to the receipt of all required third-party consents set forth in Section 2.2(b) of the Disclosure Schedule (the "Required Consents"), give rise to any right of termination, cancellation or acceleration, or loss of any right or benefit or both, under, any of the Entitlements to which the Sellers are a party or by which they are bound; (ii) conflict with or violate the certificate of incorporation or by-laws of any of the Sellers or CWII; (iii) result in the creation or imposition of any Lien on any of the Transferred Assets; (iv) except as set forth in Section 2.2(b) of the Disclosure Schedule, result in an acceleration or increase of any amounts due with respect to any of the Assumed Liabilities, the Third Party Debt, the Assumed Entitlements or the Assumed Trade Payables; (v) violate any law, statute, ordinance, regulation, judgment, writ, injunction, rule, decree, order or any other restriction of any kind or character applicable to the Sellers or any of the Shareholders or any of their respective properties or assets; or (vi) conflict with, constitute a breach, violation or termination of any agreement or understanding, whether written or otherwise, to which any of the Sellers or any of the Shareholders is a party or by which they or he is bound.

         2.3 Approvals, Licenses and Authorizations.

                  (a) Except for the receipt of all Required Consents, no order, license, consent, waiver, authorization or approval of, or exemption by, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Person not a party to this Agreement, including any Governmental Entity, and no filing, recording, publication or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of the Sellers or any of the Shareholders to authorize the execution, delivery and performance of this Agreement or any other agreement contemplated hereby to be executed and delivered by the Sellers or any of the Shareholders and the consummation of the transactions contemplated hereby or thereby (including, but not limited to, assignment of the Transferred Assets), or to effect the legality, validity, binding effect or enforceability thereof.

                  (b) All licenses, permits, concessions, warrants, franchises and other governmental authorizations and approvals of all Governmental Entities required or necessary for the Sellers to carry on the Business in the places and in the manner currently conducted have been duly obtained and are in full force and effect. No violations have been recorded or, to the knowledge of the Sellers and each of the Shareholders, are in existence with respect to such licenses, permits or other authorizations and no proceeding is pending or, to the best knowledge of the Sellers and each of the Shareholders, threatened with respect to the revocation or limitation of any of such licenses, permits or other authorizations. The Sellers have complied in all material respects with all laws, rules, regulations and orders applicable to the Business, and all rules, regulations and orders respecting the provision of services by the Sellers.

         2.4 Title to and Condition of Properties.

                  (a) The Sellers have good and marketable title to all Equipment free and clear of all Liens, except Permitted Liens. All of the Equipment is in the Sellers' possession and control.

                  (b) The Sellers have good and marketable title to all Inventories free and clear of all Liens, except Permitted Liens. All Inventories are in the Sellers' possession and control except as set forth on Section 2.4(b) of the Disclosure Schedule.

                  (c) The Accounts Receivable are owned by the Sellers free and clear of all Liens, except Permitted Liens. All Accounts Receivable were generated in the ordinary course of business and Accounts Receivable of U.S. customers are believed to be collectable within 90 days following the Closing Date and all Accounts Receivable of international customers are believed to be collectable within 120 days following the Closing Date, subject to any applicable reserves included on the Financial Statements.

                  (d)(i) The Sellers own, free and clear of all Liens, other than Permitted Liens, or possess licenses or other rights to use all rights to all Proprietary Information necessary for the conduct of the Business as currently conducted. At the Closing, the Sellers and the Shareholders will transfer or cause to be transferred all Proprietary Information necessary for the conduct of the Business as currently conducted. Set forth in Section 1.1(a)(iv) of the Disclosure Schedule is a complete and accurate list of all patents, trademarks and licenses the Sellers own or possess or otherwise has rights to use and that pertain to the Business. All Proprietary Information that is licensed by the Sellers from third parties is licensed pursuant to valid and existing license agreements and such interests are not subject to any Liens other than those under the applicable license agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss of any Proprietary Information and will not conflict with, constitute a breach, violation or termination of any agreement or understanding, whether written or otherwise, relating to any Proprietary Information necessary for the conduct of the Business as currently conducted.

                  (ii) No licenses, sublicenses, covenants or agreements have been granted or entered into by any of the Sellers or any of the Shareholders in respect of the items listed in Section 1.1(a)(iv) of the Disclosure Schedule except as noted thereon. None of the Sellers or any of the Shareholders has received any notice of infringement, misappropriation or conflict from any other Person with respect to such Proprietary Information and the conduct of the Business has not infringed, misappropriated or otherwise conflicted with any Proprietary Information of any such Person. The Sellers have not given any indemnification for patent, trademark, service mark or copyright infringements except to licensees or customers in the ordinary course of business. All of the Proprietary Information that is owned by the Sellers is owned free and clear of all

Liens, and all such Proprietary Information will be transferred to the Buyer free and clear of all Liens, including any claims by any claimed or alleged co-inventors or co-owners.

                  (e) All Real Property is set forth in Section 1.1(a)(v) of the Disclosure Schedule. The Sellers have good and marketable title to, or valid and subsisting leasehold interests in, all Real Property and all improvements thereon, free and clear of any Liens. All leases of Real Property leased for the use or benefit of the Sellers and to which it is a party, and all amendments and modifications thereof, are in full force and effect and there exists no default under the leases by any of the Sellers, nor any event that with notice or lapse of time or both would constitute a default thereunder by any Seller.

                  (f) The Transferred Assets include all assets owned by the Sellers or used in connection with or relating to the Business of every type and description, tangible and intangible, wherever located and whether or not reflected on the books and records of the Sellers (but not including Excluded Assets). To the extent that any of the Transferred Assets are not in the possession (actual or constructive) of the Sellers, the Sellers and the Shareholders shall cause the holder thereof to transfer and assign such assets to the Buyer at the Closing other than Consigned Inventory which shall remain in the possession of Sellers' customers.

         2.5 Contracts and Commitments.

                  (a) Except as set forth in Section 2.5 of the Disclosure Schedule, none of the Transferred Assets is subject to and the Sellers are not a party to or bound by: (i) any agreement, contract or commitment requiring the expenditure or series of related expenditures of funds in excess of $10,000 (other than purchase orders in the ordinary course of business for goods necessary for the Seller to complete then existing contracts or purchase orders); (ii) any agreement, contract or commitment requiring the payment for goods or services whether or not such goods or services are actually provided or the provision of goods or services at a price less than the Seller's cost of producing such goods or providing such services; (iii) any loan or advance to, or investment in, any Person or any agreement, contract, commitment or understanding relating to the making of any such loan, advance or investment;
(iv) any Debt Obligations; (v) any management service, employment, consulting or other similar type contract or agreement; (vi) any agreement, contract or commitment that, by its terms, would limit the freedom of the Buyer or any of its Affiliates following the Closing Date to engage in any line of business, to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any of the Transferred Assets or to compete with any Person or to engage in any business or activity in any geographic area; (vii) any agreement, lease, contract or commitment or series of related agreements, leases, contracts or commitments not entered into in the ordinary course of business or, except for agreements to purchase or sell goods and services entered into in the ordinary course of business of the Sellers, not cancelable by the respective Seller without penalty to the Seller within 30 calendar days; (viii) any agreement or contract obligating the Seller or that would obligate or require any subsequent owner of the Business or any of the Transferred Assets to provide for indemnification or contribution with respect to any matter; (ix) any sales, distributorship or similar agreement relating to the products sold or services provided by the Sellers; or (x) any license, royalty or similar agreement.

                  (b) None of the Sellers is in breach of any provision of, or in default (and neither the Sellers nor any of the Shareholders has any knowledge of any event or circumstance that with notice, or lapse of time or both, would constitute an event of default) under the terms of any of the Entitlements that constitute a part of the Transferred Assets, except for such breaches or defaults that would not materially and adversely affect any of the Sellers, the Business or the Transferred Assets. All of the Entitlements that constitute a part of the Transferred Assets are in full force and effect. None of the Sellers nor any of the Shareholders is aware of any pending or threatened disputes with respect to any of the Entitlements. The enforceability of the Entitlements that constitute a part of the Transferred Assets will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, subject to obtaining any Required Consents.

         2.6 Financial Statements. Attached as Section 2.6 of the Disclosure Schedule are true, correct and complete copies of (i) the unaudited balance sheets of each of the Sellers as of March 31, 2002 and June 30, 2002, and (ii) the unaudited statement of income of the Seller for the quarters ended March 31, 2002 and June 30, 2002 (collectively, the "Financial Statements"). The Financial Statements (i) fairly present the financial position of the Seller as of their respective dates and the results of operations of the Business for the periods indicated therein, (ii) have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") applied on a consistent basis throughout the periods covered by the Financial Statements and
(iii) have not been rendered untrue, incomplete or unfair as representations of the financial condition of the Transferred Assets or the Business by events subsequent to the date of the Financial Statements. The unaudited balance sheets of the Seller as of June 30, 2002, are the most recently available balance sheets of the Seller.

         2.7 No Adverse Change. Since June 30, 2002, (a) no material business segment of the Business has been adversely affected in any material way as the result of any fire, explosion, accident, riot, civil or labor disturbance, strike, boycott, lockout, flood, drought, storm, earthquake, embargo or other casualty or act of God or the public enemy, and (b) there has been no material adverse change in the condition of any material business segment of the Business or in the condition of the assets of the Sellers nor has any event or condition occurred that could reasonably result in such a material and adverse change.

         2.8 Taxes.

                  (a) All Tax Returns that are required to be filed (taking into account all extensions) on or before the Closing Date for, by, on behalf of or with respect to each of the Sellers, including, but not limited to, those relating to the Business, the Transferred Assets, the Assumed Liabilities, the Third Party Debt, the Assumed Entitlements and Assumed Trade Payables, and those which include or should include the Sellers, the Transferred Assets, the Assumed Liabilities, the Third Party Debt, the Assumed Entitlements or the Assumed Trade Payables, have been or will be timely filed with the appropriate foreign, federal, state and local authorities on or before the Closing Date, and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns have been or will be timely paid in full on or before the Closing Date.

                  (b) None of such Tax Returns are now under audit or examination by any foreign, federal, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against any of the Sellers, the Business or the Transferred Assets, or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or threatened against any of the Sellers, the Business or the Transferred Assets with respect to any Tax, or any matters under discussion with any foreign, federal, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority.

         2.9 Environmental Matters.

                  (a) Except as set forth in Section 2.9(a) of the Disclosure Schedule, none of the Sellers nor, to the knowledge of the Sellers and each of the Shareholders, any other Person has caused or allowed the generation, use, treatment, storage, or disposal of Hazardous Materials at any site or facility owned, leased or operated by any of the Sellers except to the extent the same will not, under current laws, result in any liability, contingent or otherwise, to the Buyer or its Affiliates.

                  (b) Except as set forth in Section 2.9(b) of the Disclosure Schedule, none of the Sellers either owns or leases nor has previously owned or leased any real property, improvements or related assets that have been subject to the release of any Hazardous Materials by the Sellers or, to the knowledge of the Sellers, by any other Person.

                  (c) Except as set forth in Section 2.9(c) of the Disclosure Schedule, each of the Sellers has secured all Environmental Permits necessary to the conduct of the Business, all such Environmental Permits are subsisting and in good standing, each of the respective Sellers is in compliance with such permits and all Environmental Permits that constitute a part of the Transferred Assets can be transferred to the Buyer in a manner that allows the Buyer to continue to operate the Business after Closing in compliance with Environmental Laws.

                  (d) None of the Sellers nor any of the Shareholders has received any notice, nor is any Seller or any of the Shareholders aware, of any proposal to amend, revoke or replace any Environmental Permit, or requiring the issuance of any additional Environmental Permit, relating to the Transferred Assets or the Business.

                  (e) Except as set forth in Section 2.9(e) of the Disclosure Schedule, none of the Sellers nor any of the Shareholders has received inquiry or notice nor does any Seller or any of the Shareholders have any reason to suspect or believe that any Seller or any of the Shareholders will receive inquiry or notice of any actual or potential proceedings, claims, lawsuits or losses related to or arising under any Environmental Law and relating to a Seller.

                  (f) None of the Sellers is currently operating or required to be operating under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, or corrective action decree, order or agreement issued or entered into under any Environmental Law.

                  (g) To the best knowledge of each of the Sellers and each of the Shareholders, each Seller is in material compliance in all respects with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations established under Environmental Laws.

                  (h) There are no underground storage tanks located on any of the Transferred Assets.

                  (i) None of the Transferred Assets is encumbered by a Lien arising or imposed under Environmental Laws.

                  (j) No notice or other filing, consent or approval is required under any Environmental Law as a prerequisite to the transfer of the Business and the Transferred Assets to the Buyer.

                  (k) Except as set forth in Section 2.9(k) of the Disclosure Schedule, to the best knowledge of each of the Sellers and the Shareholders, no asbestos, asbestos containing materials or polychlorinated biphenyls are present on any of the Transferred Assets.

                  (l) There are no Environmental Liabilities arising from or related to the Transferred Assets or the Business that any Seller has agreed to, assumed or retained, by contract or otherwise.

                  (m) The Sellers and the Shareholders have provided the Buyer with copies of all environmental audits, assessments or other evaluations of the Business or any of the Transferred Assets that are in the possession of any Seller or any of the Shareholders or any of their respective Affiliates, consultants, agents or representatives or are subject to their control.

         2.10 No Litigation. Except as set forth in Section 2.10 of the Disclosure Schedule, there is no action, suit, claim, judgment, investigation or legal, administrative, arbitration or other proceeding, or governmental investigation or examination, pending or, to the knowledge of each of the Sellers and each of the Shareholders, threatened against or affecting a Seller, the Business or any of the Transferred Assets, at law or in equity, before or by any Governmental Entity and, to the best knowledge of each of the Sellers and each of the

Shareholders, no basis exists for any such action, suit, claim, investigation or proceeding. To the knowledge of the Seller and each of the Shareholders, there is no change in any zoning or building ordinance pending or threatened against or affecting the Seller, the Business or any of the Transferred Assets.

         2.11 Warranties and Product Liability.

                  (a) Except for (i) warranties implied by law and (ii) warranties disclosed in Section 2.11 of the Disclosure Schedule, none of the Sellers have given or made any warranties in connection with the sale or rental of goods or services on or prior to the Closing, including, without limitation, warranties covering the customer's consequential damages. None of the Sellers or any of the Shareholders is aware of any state of facts or the occurrence of any event forming the basis of any present claim against the Seller with respect to warranties relating to products manufactured, sold or distributed by the Seller or services performed by or on behalf of the Seller on or prior to the Closing.

                  (b) To the knowledge of each of the Sellers and each of the Shareholders, there is no state of facts or any event forming the basis of any present claim against a Seller, the Business or the Transferred Assets not fully covered by insurance, except for deductibles and self-insurance retentions, for personal injury or property damage alleged to be caused by products shipped or services rendered by or on behalf of the Sellers.

         2.12 Employee Matters.

                  (a) Section 2.12 of the Disclosure Schedule contains a true, complete and accurate list of each person employed by the Sellers, together with such individual's title or job description and date of hire by such Seller, and, for each employee of a Seller who is compensated on a salaried basis, such individual's salary, the last date of increase of his salary, and his incentive compensation arrangements with Seller.

                  (b) Except as and to the extent set forth on Section 2.12 of the Disclosure Schedule, (i) there is no labor strike, work stoppage, lockout or material dispute or material slowdown pending or, to the best knowledge of each of the Sellers and each of the Shareholders, threatened against a Seller, and there has not been any such action during the last three years, (ii) no Seller is a party to or bound by any (A) collective bargaining or similar agreement with any labor organization or (B) written work rules or practices agreed to with any labor organization or employee association applicable to employees of a Seller, (iii) no employee of any Seller is represented by any labor organization and, to the best knowledge of each of the Sellers and each of the Shareholders, there are no current union organizing activities among the employees of the Sellers, and (iv) there are no material written personnel policies, rules or procedures applicable to employees of the Sellers.

                  (c) During the last four years, no Seller has effectuated (i) a "plant closing" (as defined in the Worker Adjustment Retraining Notification Act of 1988 (the "WARN Act")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of a Seller, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of a Seller; and no Seller has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as and to the extent set forth on Section 2.12 of the Disclosure Schedule, none of the Sellers' employees has suffered an "employment loss" (as defined in the WARN
Act) during the past six months.

                  (d) To the extent applicable, all of Sellers' Benefit Plans have been operated in compliance with COBRA.

                  (e) Except as set forth in Section 2.12(e) of the Disclosure Schedule, none of the Sellers nor any ERISA Affiliates currently sponsor, maintain or contribute to, or during the last six years has sponsored, maintained or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA).

                  (f) No employee pension benefit plan as defined in Section 3(2) of ERISA that is maintained or contributed to by a Seller or any ERISA Affiliate thereof had an accumulated funding deficiency as defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, as of the last day of the most recent fiscal year of the plan ending on or prior to the Closing.

                  (g) None of the Sellers nor any Person that was at any time during the six-year period ending on the date of this Agreement an ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or incurred any liability with respect to a multiemployer plan, as defined in Section 3(37) of ERISA, or a plan described in Section 4063(a) of ERISA.

         2.13 Finder's Fees. Except as set forth on Section 2.13 of the Disclosure Schedule, none of the Sellers or any of the Shareholders or any of their respective Affiliates has employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the sale by the Seller of any of the Transferred Assets or with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or commission. Each of the Sellers and each of the Shareholders agree that they are responsible and liable for and will pay any fees resulting from matters set forth on Section 2.13 of the Disclosure Schedule and that any of such fees are not and will not be included in the accrued liabilities on the Financial Statements. Each of the Sellers and each of the Shareholders agree to indemnify and hold the Buyer and its Affiliates harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by any Seller or any of the Shareholders or any Affiliate of any Seller or any of the Shareholders with respect to any such fee, commission or expense.

         2.14 Insurance. Section 2.14 of the Disclosure Schedule sets forth all existing insurance policies held by the Sellers relating to the Business or the Transferred Assets. Copies of all such policies have been provided to the Buyer. Each such policy is in full force and effect and is with responsible insurance carriers. There is no dispute with respect to such policies, and all claims arising from events or circumstances occurring prior to the date hereof have been paid in full or adequate reserves therefor are recorded in the Financial Statements.

         2.15 Securities Law Matters.

                  (a) Each of the Sellers and each of the Shareholders recognize and understand that the Weatherford Shares to be issued to the Seller (the "securities") will not, except as expressly provided in Article 4, be registered under the Securities Act, or under the securities laws of any state (the "securities laws"). The securities are not being so registered in reliance upon exemptions from the Securities Act and the securities laws which are predicated, in part, on the representations, warranties and agreements of the Seller and the Shareholders contained herein.

                  (b) Each of the Sellers and each of the Shareholders represent and warrant that (i) each Seller has business knowledge and experience, such experience being based on actual participation therein, (ii) each Seller is capable of evaluating the merits and risks of an investment in the Weatherford Shares and the suitability thereof as an investment therefor, (iii) the Weatherford Shares to be acquired by the Sellers will be acquired solely for investment and not with a view toward resale or redistribution in violation of the securities laws, (iv) the Sellers include: CWI which is a corporation whose principal corporate offices are in

Pennsylvania; Transit which is a corporation whose principal corporate offices are in Pennsylvania; PriTech which is a corporation whose principal corporate offices are in Pennsylvania; and CSCC which is an unlimited liability company whose principal corporate offices are in Pennsylvania and CWII which is a corporation whose principal corporate offices are in Pennsylvania,(v) in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of the Buyer or Weatherford or as to the value of the Weatherford Shares and (vi) each Seller is an "accredited investor" within the meaning of Regulation D promulgated by the Commission pursuant to the Securities Act. Each Seller understands that neither Weatherford nor the Buyer is under any obligation to file a registration statement or to take any other action under the securities laws with respect to any such securities except as expressly set forth in Article 4 hereof.

                  (c) Each of the Sellers and each of the Shareholders have consulted with their own counsel in regard to the securities laws and are fully aware (i) of the circumstances under which a Seller is required to hold the securities, (ii) of the limitations on the transfer or disposition of the securities, (iii) that the securities must be held indefinitely unless the transfer thereof is registered under the securities laws or an exemption from registration is available and (iv) that no exemption from registration is likely to become available for at least one year from the date of acquisition of the securities. Each of the Sellers and each of the Shareholders have been advised by their counsel as to the provisions of Rules 144 and 145 as promulgated by the Commission under the Securities Act and have been advised of the applicable limitations thereof. Each of the Sellers and each of the Shareholders acknowledge that Weatherford and the Buyer are relying upon the truth and accuracy of the representations and warranties in this Section 2.15 by each Seller and each of the Shareholders in consummating the transactions contemplated by this Agreement without registering the securities under the securities laws.

                  (d) Each of the Sellers and each of the Shareholders have been furnished with the SEC Documents. Each of the Sellers and each of the Shareholders have been furnished with a summary description of the terms of this Agreement, the Weatherford Shares and Weatherford, and the Buyer and Weatherford have made available to the Sellers and each of the Shareholders the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information which they possess or could reasonably acquire for the purpose of verifying the accuracy of information furnished to the Sellers and the Shareholders as set forth herein or for the purpose of considering the transactions contemplated hereby. Weatherford has offered to make available to the Sellers and each of the Shareholders upon request at any time all exhibits filed by Weatherford with the Commission as part of any of the reports filed therewith.

                  (e) Each of the Sellers and each of the Shareholders agree that the certificates representing the Weatherford Shares will be imprinted with the following legend, the terms of which are specifically agreed to:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION REQUIREMENTS. WITHOUT SUCH REGISTRATION, SUCH SHARES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES

         ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

Each of the Sellers and each of the Shareholders understand and agree that appropriate stop transfer notations will be placed in the records of Weatherford and with its transfer agents in respect of the securities which are to be issued to the Sellers. Weatherford agrees that any Weatherford Shares sold pursuant to an effective registration statement, including a registration statement filed pursuant to Article 4 hereof, shall have the above legend removed to permit the closing of the sale within three Business Days of written notice of the sale and certification by a Seller that the sale was made pursuant to the plan of distribution described in the registration statement and the prospectus delivery requirements under the Securities Act were fully complied with in connection with the sale.

         2.16 Absence of Certain Payments. None of the Sellers or, to the knowledge of the Shareholders, any Shareholder, any Affiliate of the Sellers, or any officer, director, agent, employee of, or other person associated with or acting on behalf of, any of the Sellers has, within the five years immediately preceding the date of this Agreement, used any funds of any of the Sellers for unlawful contributions or gifts to, or entertainment of, government officials or other unlawful expenses related to political activity, or made direct or indirect unlawful payments to government officials or employees or officers of customers from funds of any of the Sellers, or established or maintained any unlawful or unreported funds.

         2.17 Absence of Certain Prohibited Activities. None of the Sellers has conducted its respective business or operations or made any sales in connection therewith in any manner that would violate any applicable law relating to embargoes or anti-boycott matters.


                                    ARTICLE 3

           REPRESENTATIONS AND WARRANTIES OF THE BUYER AND WEATHERFORD

         The Buyer and Weatherford, jointly and severally, represent and warrant to the Seller and the Shareholders as follows:

         3.1 Corporate Matters. The Buyer is a limited liability company validly existing and in good standing under the laws of Delaware. Weatherford is a company validly existing and in good standing under the laws of Bermuda. Each of Weatherford and the Buyer has all requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by each of Weatherford and the Buyer and is a legal, valid and binding obligation of each of Weatherford and the Buyer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies. The execution and delivery of this Agreement by each of Weatherford and the Buyer and the consummation of the transactions contemplated hereby by Weatherford and the Buyer will not violate any provision of, or constitute a default under, any contract or other agreement to which either of Weatherford or the Buyer is a party or by which it is bound, or conflict with its organizational documents, other than violations, defaults or conflicts that would not materially and adversely affect the ability of Weatherford or the Buyer to consummate the transactions provided for in this Agreement.

         3.2 Approvals, Licenses and Authorizations. No order, license, consent, waiver, authorization or approval of, or exemption by, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Person not a party to this Agreement, including any Governmental Entity, and no filing, recording, publication or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of the Buyer or Weatherford to authorize its execution, delivery and performance of this Agreement or any other agreement contemplated hereby to be executed and delivered by the Buyer or Weatherford and the consummation by the Buyer and Weatherford of the transactions contemplated hereby or thereby, or to effect the legality, validity, binding effect or enforceability thereof.

         3.3 Finder's Fees. Neither the Buyer, Weatherford nor any of their respective Affiliates has employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or a commission. The Buyer and Weatherford, jointly and severally, agree to indemnify and hold the Sellers and the Shareholders and their Affiliates harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by the Buyer or any Affiliate of the Buyer with respect to any such fee, commission or expense.

         3.4 Authorization for the Weatherford Shares. Weatherford has taken, or will have taken prior to Closing, all necessary action to permit it to issue the Weatherford Shares. The Weatherford Shares issued pursuant to the terms of this Agreement will be validly issued, fully paid and nonassessable and not subject to preemptive rights. The Weatherford Shares will be listed on the New York Stock Exchange.

         3.5 SEC Documents. Weatherford has made available to the Sellers and each of the Shareholders all of the SEC Documents. The SEC Documents represent each report filed by Weatherford with the Commission since March 25, 2002. As of their respective dates, the SEC Documents (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder applicable to such documents and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filing with the Commission prior to the date hereof. The consolidated financial statements of Weatherford included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Weatherford and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.


                                    ARTICLE 4

                               REGISTRATION RIGHTS

         4.1 Registration Rights.


                  (a) Weatherford will use its reasonable best efforts to register under the Securities Act the Weatherford Shares pursuant to a non-underwritten offering having a period of distribution not to exceed one year from the Closing Date. In furtherance of such obligation, Weatherford shall file, within 5 Business Days after the Closing Date, with the Commission a registration statement on the appropriate form seeking the registration for resale of the Weatherford Shares (the "Registration Statement"), pursuant to a non-underwritten offering in accordance with the plan of distribution described therein. References in this

Article 4 to the Weatherford Shares shall be deemed to include any shares of Common Stock or other securities received by the Seller Group on account of any share subdivision, bonus issue or amalgamation of Weatherford.

                  (b) Notwithstanding anything to the contrary contained in this
Section 4.1, Weatherford shall not be obligated to prepare and file the Registration Statement pursuant to this Section 4.1, or prepare or file any amendment or supplement thereto, at any time when Weatherford reasonably believes that the filing thereof, or the offering of securities pursuant thereto, would adversely affect a pending or proposed public offering of securities of Weatherford, an acquisition, amalgamation, merger, recapitalization, consolidation, reorganization or similar transaction relating to Weatherford or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of Weatherford.

                  (c) Notwithstanding anything to the contrary contained in this
Section 4.1, Weatherford shall be permitted, on written notice to the Sellers, to suspend the period of sale or distribution of the Weatherford Shares at any time when Weatherford reasonably believes that the sale or distribution thereof would adversely affect a pending or proposed public offering of securities of Weatherford, an acquisition, amalgamation, merger, recapitalization, consolidation, reorganization or similar transaction relating to Weatherford or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of Weatherford.

                  (d) The filing of the Registration Statement, or any amendment or supplement thereto, by Weatherford may not be deferred pursuant to Section 4.1(b), and the sale and distribution of the Weatherford Shares may not be suspended pursuant to Section 4.1(c), for more than 60 days after the abandonment or consummation (or the completion of the distribution of securities in the case of a public offering) of any of the proposals or transactions described therein or, in any event, for more than 120 days in any twelve-month period.

                  (e) The Sellers agree and covenant to fully cooperate with and assist Weatherford and its counsel and representatives in connection with Weatherford's obligations under this Article 4, including providing such information as reasonably requested by Weatherford in connection the preparation of the Registration Statement and the resale of the Weatherford Shares.

         4.2 Procedure. Weatherford will, subject to the provisions of Sections 4.1, 4.2 and 4.4 hereof:

                  (a) seek to cause the Registration Statement to become and remain effective;

                  (b) as expeditiously as reasonably practicable, prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the Weatherford Shares covered by the Registration Statement in accordance with the intended method of distribution set forth therein;

                  (c) as expeditiously as reasonably practicable, furnish to the Sellers such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, and such other documents as the Seller Group may reasonably request, in order to facilitate the public sale or other disposition of the Weatherford Shares owned by the Seller Group; provided, however, that the obligation of Weatherford to deliver copies of prospectuses or preliminary prospectuses to the Seller Group shall be subject to the receipt by Weatherford of reasonable assurances from the Seller Group that they will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use by each of them of any prospectuses or preliminary prospectuses;

                  (d) as expeditiously as practicable, use its best efforts to register or qualify the Weatherford Shares under such other securities laws of such United States jurisdictions as the Seller Group shall reasonably request (considering the nature and size of the offering) and do any and all other acts and things which may be necessary or desirable to enable the Seller Group to consummate the public sale or other disposition in such jurisdictions of the Weatherford Shares; provided, however, that Weatherford shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would otherwise not be required to be so qualified or to take any action which would subject it to general service of process in any jurisdiction in which it is not then so subject;

                  (e) bear all Registration Expenses (as defined below) in connection with the registration hereunder; provided, however, that all Selling Expenses (as defined below) of the Weatherford Shares and all fees and disbursements of counsel for the Seller Group shall be borne by the Seller Group. For purposes of this Section 4.2, expenses incurred by Weatherford in complying with this Agreement include (i) all registration and filing fees; (ii) all printing expenses, (iii) all fees and disbursements of counsel for Weatherford, (iv) all blue sky fees and expenses, and (v) all fees and expenses of accountants for Weatherford are herein referred to as "Registration Expenses". All brokerage and selling commissions and fees and expenses of counsel for the Seller Group in connection with any such registration or resale are herein referred to as "Selling Expenses"; and

                  (f) keep the registration pursuant to Section 4.1 hereof effective for a period of up to one year following the Closing Date or such shorter period of time until the transfer or sale of all the Weatherford Shares has been completed.

         4.3 Indemnification.

                  (a) In the event of a registration of the Weatherford Shares under the Securities Act pursuant to this Agreement, Weatherford will indemnify and hold harmless the Seller Group and any other Person, if any, who controls the Seller Group within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller Group or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement, any preliminary prospectus distributed with the consent of Weatherford or final prospectus contained therein, or any amendment thereof or supplement thereto, including all documents incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will, unless Weatherford assumes the defense as provided in Section 4.3(c), promptly following request and receipt of reasonable supporting documents, such as invoices, reimburse the Seller Group and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Weatherford will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary prospectus, such final prospectus or such amendment or supplement, including all documents incorporated by reference therein, in reliance upon and in conformity with written information furnished to Weatherford by or on behalf of the Seller Group or a controlling Person thereof specifically for use in the preparation thereof.

                  (b) In the event of any registration of the Weatherford Shares under the Securities Act pursuant to this Agreement, the Sellers and the Shareholders will jointly and severally indemnify and hold harmless Weatherford and the Buyer and each Person, if any, who controls Weatherford or the Buyer within the meaning of Section 15 of the Securities Act, each officer of Weatherford who signs the Registration Statement, each director of Weatherford and each Person who controls any underwriter (if any) within the meaning of Section 15 of the Securities Act, against any and all such losses, claims, damages, liabilities or actions which Weatherford or such officer, director, underwriter (if any) or controlling Person may become subject under the Securities Act or otherwise, and will reimburse Weatherford, each such officer, director, underwriter (if any) and controlling Person for any legal or any other expenses reasonably incurred by such party in connection with investigating or defending any such loss, claim, damage, liability or action, if
(i) such loss, claim, damage, liability or action in respect thereof arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any such prospectus, or any amendment thereof or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and such statement or omission of a material fact was made in reliance upon and in conformity with information furnished to Weatherford by or on behalf of the Seller Group specifically for use in connection with the preparation of the Registration Statement or prospectus or (ii) such loss, claim, damage, liability or action in respect thereof arises out of or is based upon the Seller Group's failure to deliver any required prospectus or otherwise comply with applicable laws regarding the same. In addition, as a condition to the inclusion of any Weatherford Shares held by any other member of the Selling Group in any registration of the Weatherford Shares under the Securities Act pursuant to this Agreement, such Person shall agree to be bound by the indemnification obligations set forth in this Article 4, but only with respect to information provided by or on behalf of such Person.

                  (c) Promptly after receipt by any indemnified Person of notice of any claim or commencement of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Agreement, such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, and, subject to provisions hereinafter stated, in case any such action shall be brought against an indemnified Person and such indemnifying Person shall have been notified of the same, such indemnifying Person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person, and after notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person in connection with the defense thereof; provided, however, if there exists or will exist a conflict of interest which would make it inappropriate in the reasonable judgment of the indemnified Person for the same counsel to represent both the indemnified Person and such indemnifying Person then such indemnifying Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided further, however, the indemnifying Person shall not be required to pay for more than one separate counsel for all of the indemnified Persons in addition to any local counsel. Payment of any amounts due pursuant to this
Section 4.3 shall be made within ten Business Days after notice is sent by the indemnified Person.

         4.4 Termination. If the holding period under Rule 144 or Rule 145 as promulgated under the Securities Act or any successor or similar rule or statute is reduced to permit the sale of the Weatherford Shares, the rights of the Seller Group as to the registration provided for in this Agreement as to the Weatherford Shares shall terminate immediately.


                                    ARTICLE 5

                              ADDITIONAL AGREEMENTS

         5.1 Access to Information.

                  (a) Until the Closing, each of the Sellers and each of the Shareholders will furnish the Buyer and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives with all financial, operating and other data and information concerning the Business, commitments and properties of the Sellers as the Buyer shall from time to time reasonably request and will afford the Buyer and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives reasonable access to the Sellers' offices, properties, books, records, contracts and documents and will be given the opportunity to ask questions of, and receive answers from, representatives of the Sellers with respect to the Transferred Assets. As part of its investigation, the Buyer shall have the right (subject to any required consent from an owner of the Real Property) to conduct environmental assessments of the Transferred Assets, including soil and groundwater sampling, as it deems appropriate. No investigations by the Buyer or its employees, representatives or agents shall reduce or otherwise affect the obligation or liability of any of the Sellers or any of the Shareholders with respect to any representations, warranties, covenants or agreements made herein or in any exhibit, schedule or other certificate, instrument, agreement or document, including the Disclosure Schedule, executed and delivered in connection with this Agreement. Each of the Sellers and each of the Shareholders will cooperate with the Buyer and its employees, officers, accountants, attorneys, agents and other authorized representatives in the preparation of any documents or other materials that may be required by any Governmental Entity.

                  (b) Each party hereto agrees to hold in confidence all, and not to disclose to others for any reason whatsoever, any non-public information received by it or its representatives from the other parties hereto in connection with the transactions contemplated by this Agreement except (i) as required by law; (ii) for disclosure to officers, directors, employees and representatives of such party as necessary in connection with the transactions contemplated hereby or as necessary to the operation of such party's business; and (iii) for information that becomes publicly available other than through such party. If the transactions contemplated by this Agreement are not consummated, each party hereto will return to the other parties hereto all non-public documents and other material obtained from such other parties hereto, and all copies, summaries and extracts thereof, or certify to such other party hereto that such information has been destroyed.

         5.2 Conduct of the Business. Each of the Sellers and each of the Shareholders covenant and agree with the Buyer that from and after the date hereof until the Closing, except as expressly authorized by this Agreement or as expressly consented to in writing by the Buyer, the Sellers shall, and the Shareholders shall cause the Sellers to:

                  (a) operate the Business and the Transferred Assets only in the usual, regular and ordinary manner with a view to maintaining the goodwill that the Sellers now enjoy and, to the extent consistent with such operation, will use all reasonable efforts to preserve intact the Seller's present business organization, keep available the services of the Seller's employees and preserve the Sellers' relationships with its customers, suppliers, jobbers, distributors and other Persons having business relations with the Seller;

                  (b) use all reasonable efforts to maintain the Transferred Assets in a state of repair, order and condition consistent with its usual past practice;

                  (c) maintain the Sellers' books of account and records relating to the Business in the usual, regular and ordinary manner, in accordance with the Sellers' usual accounting practices applied on a consistent basis;

                  (d) comply in all material respects with all statutes, laws, orders and regulations applicable to the Sellers and to the Business;

                  (e) not sell, assign, transfer, lease or otherwise dispose of any of the Transferred Assets except for dispositions of Inventories for value in the usual and ordinary course of business;

                  (f) preserve and maintain all rights that the Sellers now enjoy in and to the Proprietary Rights and not sell, assign, transfer, lease or otherwise dispose of any Proprietary Rights other than to the Buyer pursuant to the terms of this Agreement;

                  (g) not mortgage, pledge or otherwise create a security interest in any of the Transferred Assets or permit there to be created or exist any Liens thereon (other than Permitted Liens) that would not be released upon the transfer of the Transferred Assets to the Buyer pursuant to this Agreement;

                  (h) not enter into any contract, commitment, loan agreement, promissory note, letter of credit or other third party financing documentation or lease in relation to the Business or the Transferred Assets that is out of the ordinary course of business;

                  (i) not amend or modify any of the Entitlements;

                  (j) not consent to the termination of any of the Entitlements or waive any of the Seller's rights with respect thereto;

                  (k) not permit any insurance policy naming the Seller as a beneficiary or a loss payee relating to the Business or the Transferred Assets to be canceled or terminated or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation replacement policies providing substantially the same coverage are in full force and effect;

                  (l) pay when due all accounts payable, all payments required by any of the Entitlements and all Taxes other than Taxes that are being contested in good faith and for which adequate reserves against the Transferred Assets exist and which would not result in a Lien being imposed on any of the Transferred Assets; and

                  (m) promptly notify the Buyer in writing if any of the Sellers or any of the Shareholders becomes aware of any change that shall have occurred or that shall have been threatened (or any development that shall have occurred or that shall have been threatened involving a prospective change) in the Business or the Transferred Assets that would reasonably be expected to have a material or adverse effect on the Business or the Transferred Assets whether or not occurring in the ordinary course of business.

         5.3 Negotiation with Others. Each of the Sellers and each of the Shareholders agree that from the date hereof until the Closing Date or the termination of this Agreement pursuant to Section 10.1, such Person will not, directly or indirectly, solicit, encourage or negotiate with any Person not a party hereto or not affiliated with a party hereto with respect to a merger, amalgamation, consolidation, asset or stock purchase or any similar transaction with the Seller.

         5.4 Information. During the period from the date of this Agreement to the Closing Date, the Buyer and the Sellers and each of the Shareholders will promptly inform the others in writing of any claim, action or any proceeding commenced against such party with respect to the transactions contemplated by this Agreement or any assets or property of the Sellers or the Transferred Assets.

         5.5 Delivery of Business Documents. At Closing, the Sellers and the Shareholders shall deliver to the Buyer all Documents and Other Papers relating to the Transferred Assets and the current and proposed operations of the Business, including, without limitation, all files relating to the Accounts Receivable, Third Party Debt, the Assumed Trade Payables, the Assumed Entitlements, copies of all insurance policies and all files relating thereto, computer disks reflecting any books or records, documents or other papers, or other information or data relating to the operation of the Business or the Transferred Assets stored on any electronic media, including computers. The Seller, however, shall be entitled to retain the corporate minute books, stock books and tax returns of the Seller and to have access to the books and records relating to the Business to the extent such books and records are necessary for the preparation of tax returns or other proper business purposes.

         5.6 Further Assurances. Each of the Sellers and each of the Shareholders shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to the Buyer such bills of sale, assignments (including but not limited to assignments of leases) and other instruments of transfer, assignment and conveyance, in form and substance reasonably satisfactory to counsel for the Buyer, as shall be necessary to vest in the Buyer all the right, title and interest in and to the Transferred Assets free and clear of all Liens (including the release of all Liens of record) and shall use their best efforts to cause to be taken such other action as the Buyer reasonably may require to more effectively implement and carry into effect the transactions contemplated by this Agreement.

         5.7 Nondisclosure of Proprietary Information.

                  (a) Each of the Sellers and each of the Shareholders agree that, from and after the Closing, such Seller or Shareholder and such Person's Affiliates shall (i) hold in confidence and will not directly or indirectly at any time reveal, report, publish, disclose or transfer to any Person other than the Buyer any of the Proprietary Information that is not generally known to the public or utilize any of the Proprietary Information for any purpose and (ii) not for a period of three years solicit or hire any employees of the various Sellers who are subsequently employed by the Buyer or offered employment by the Buyer.

                  (b) Each of the Sellers and each of the Shareholders acknowledge that all Documents and Other Papers and objects containing or reflecting any Proprietary Information, whether developed by such Seller or Shareholder or by someone else for such Seller or Shareholder or any of such Person's Affiliates, will after the Closing become the exclusive property of the Buyer and be delivered to the Buyer.

                  (c) Because of the unique nature of the Proprietary Information, each of the Sellers and each of the Shareholders understand and agree that the breach or anticipated breach of the obligations under this
Section 5.7 will result in immediate and irreparable harm and injury to the Buyer and its Affiliates, for which it will not have an adequate remedy at law, and that the Buyer and its Affiliates and their successors and assigns shall be entitled to relief in equity to enjoin such breach or anticipated breach and to seek any and all other legal and equitable remedies to which they may be entitled.

         5.8 Covenant Not to Compete With the Business. As an inducement for the Buyer to acquire the Business, each of the Sellers and each of the Shareholders agree that, effective as of the Closing Date and for a period of five years thereafter, none of the Sellers, the Shareholders nor any of their respective Affiliates shall, without the consent of the Buyer, directly or indirectly, develop, formulate, blend, manufacture, distribute, market, produce, sell or provide specialty chemicals for use in the oilfield and gas services industry in any geographical area of the world, or, except for the benefit of Buyer and its Affiliates, assist any Person to do the same; provided, however, Buyer consents to the loan in the principal amount of $75,000 made by a CWII Shareholder to Bio-Science Corporation and the continuation of Sellers' operations at 5605 Grand Avenue, Neville Island, Pennsylvania, through March 31, 2003 or such earlier time by which Sellers may be able to wind up such operations. Each of the Sellers and each of the Shareholders acknowledge that a remedy at law for any breach or attempted breach of this Section 5.8 will be inadequate and further agree that any breach of this Section 5.8 will result in irreparable harm to the Business and the Buyer shall, in addition to any other remedy that may be available to it, be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach. Each of the Sellers and each of the Shareholders acknowledge that this covenant not to compete is being provided as an inducement to the Buyer to acquire the Business and the

Transferred Assets and that this Section 5.8 contains reasonable limitations as to time, geographical area and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interest of the Buyer. Whenever possible, each provision of this
Section 5.8 shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Section 5.8 shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Section 5.8. If any provision of this Section 5.8 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section 5.8 but shall be confined in its operation to the provision of this Section 5.8 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this Section 5.8 should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law.

         5.9 Use of Names. All uses of the names "Clearwater, Inc.", "Clearwater", "Clearwater Specialty Chemical Co.", "Transit Energy Systems, Inc.", "Transit", "PriTech International, Inc." and "PriTech" or any derivations thereof (collectively, the "Names") are being transferred to the Buyer hereunder as part of the Transferred Assets; provided, however, that Buyer consents and agrees to Sellers' continued use of the names "Clearwater" and Clearwater, Inc." for the limited purpose of winding up its manufacturing operations at Neville Island, Pennsylvania, for the five-month period immediately after Closing Date. Each of the Sellers and each of the Shareholders agree not to take any action which could reasonably be expected to adversely affect the Buyer's right to the Names or cause confusion with respect to the Buyer's use of the Names. All goodwill with respect to the use of the Names will inure to the benefit of the Buyer, and none of the Sellers or any of the Shareholders will have any rights to sue or recover against any person with respect to the use of the Names. Within five months after Closing, each Seller agrees to take all necessary action to change the Seller's name to one bearing no resemblance to any of the Names or any derivation thereof and will forever cease the use of such names.

         5.10 Employee Matters

                  (a) The Buyer will, in its sole discretion, offer employment to any or all of the employees of the Sellers listed on Schedule 5.10 hereof on terms substantially similar to those offered by the Buyer to similarly situated employees. Any such employees that the Buyer in fact employs immediately after the Closing Date shall hereinafter be referred to as the "Transferred Employees". All of the Sellers' employees who are not employed by the Buyer or one of its Affiliates immediately after the Closing Date shall hereinafter be referred to as the "Seller Retained Employees". The Sellers and the Shareholders shall be responsible and liable for any and all severance obligations with respect to the Seller Retained Employees, provided, however, that the Buyer shall make COBRA coverage available to the Sellers' COBRA beneficiaries, at Buyer's COBRA rates, from and after the date on which the Sellers terminate and cease to provide a group health plan.

                  (b) The parties hereto do not intend to create any third-party beneficiary rights respecting any employee of the Sellers as a result of the provisions hereof and specifically hereby negate any such intention.

                  (c) In determining eligibility for and entitlement to vacation and other normal benefits (excluding stock-based plans and incentive programs) based on length of service by Transferred Employees under the Buyer's normal policies, service with the Sellers shall be considered by the Buyer as service with the Buyer.

         5.11 Continuation of Business by the Buyer. Nothing in this Agreement, in any exhibit or schedule thereto or in any agreement, instrument or other document executed or delivered in connection with this

Agreement shall require the Buyer to continue the Business or to manage and operate the Transferred Assets with any duty or standard or care to any of the Sellers or any of the Shareholders. Each of the Sellers and each of the Shareholders acknowledge and agree that the Buyer in its sole discretion may continue, manage, modify or discontinue the operations, liquidate or otherwise change or cease the operations of the Business and the Transferred Assets.

         5.12 Title Policies. As soon as possible after Closing, Sellers shall cause Stewart Title Guaranty Company (the "Title Company") to furnish to the Buyer, at the Sellers' sole cost and expense, an Owner Policy of Title Insurance covering the Elmendorf Property (the "Elmendorf Title Policy") which shall be in the customary form prescribed by the Texas State Board of Insurance. The Elmendorf Title Policy may contain as exceptions those matters as shown on a commitment of title insurance issued by the Title Company (the "Permitted Exceptions"); provided, however, that (i) the standard exception for restrictions shall be deleted except for any restrictions that are Permitted Exceptions, (ii) the exception for rights of parties in possession shall be deleted, (iii) the standard exception for taxes shall be limited to the year in which the Closing occurs (if such taxes are not yet due and payable), (iv) all arbitration provisions shall be deleted, (v) all matters set forth on Schedule C of the Title Commitment shall be deleted, and (vi) the "survey exception" shall be modified to read "shortages in area." For purposes of this Section 5.12, "Elmendorf Property" shall mean the Real Property owned by CWI set forth in
Section 1.1(a)(v) of the Disclosure Schedule located in Lot 6, Block 1, Braunig Lake Estates, Elmendorf, Texas.

                                    ARTICLE 6

                      BUYER'S AND WEATHERFORD'S CONDITIONS

         The obligation of the Buyer to purchase the Transferred Assets and to assume the Assumed Trade Payables, the Third Party Debt, the Assumed Liabilities and the Assumed Entitlements as contemplated hereby is, at the option of the Buyer and Weatherford, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by the Buyer and Weatherford in writing; provided, however, the Buyer's and Weatherford's election to proceed with the Closing shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to the Buyer or Weatherford or existing on the Closing Date, and such action shall not prejudice the Buyer's and Weatherford's right to recover damages for any such breach.

         6.1 Representations, Warranties and Covenants. The representations and warranties of the Sellers and each of the Shareholders contained in this Agreement shall be true, correct and complete in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date. Each and all of the agreements and covenants of each of the Sellers and each of the Shareholders to be performed or complied with by them on or before the Closing Date pursuant to this Agreement shall have been performed or complied with in all respects. Each Seller and each of the Shareholders shall have delivered to the Buyer a certificate dated the Closing Date regarding the matters set forth in this
Section 6.1.

         6.2 Good Standing. Each Seller shall have delivered to the Buyer certificates issued by appropriate Governmental Entities evidencing the good standing of such Seller, as of a date not more than five calendar days prior to the Closing Date in its jurisdiction of formation or incorporation, and as of a date not more than fifteen calendar days prior to the Closing Date in the jurisdictions in which it is qualified to do business as a foreign corporation. To the extent provided for under applicable law, each Seller shall also have delivered to the Buyer certificates or other writings issued by appropriate Governmental Entities evidencing that all applicable state income or franchise Taxes of such Seller have been paid.

         6.3 Instruments of Transfer. The Sellers shall have executed, acknowledged and delivered to the Buyer such bills of sale, general warranty deeds, assignments (including but not limited to assignments of the Real Property leases and assignments of the Proprietary Information) and other instruments of transfer, assignment and conveyance, as shall be necessary to vest in the Buyer all right, title and interest in and to the Transferred Assets.

         6.4 No Litigation. No preliminary or permanent injunction or other order of any court or other Governmental Entity shall be in effect nor shall there be in effect any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement. No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced or threatened by any Person other than the Buyer or any of its Affiliates seeking to prevent the sale of the Transferred Assets or asserting that the sale of all or a portion of the Transferred Assets would be unlawful.

         6.5 Other Legal Matters. All Exhibits, Schedules, certificates, documents and legal matters in connection with this Agreement and the transactions contemplated hereby shall be in substantially the forms required by this Agreement.

         6.6 Licenses, Consents and Approvals by the Sellers. All necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity shall have been obtained, made, expired or lapsed and shall be in full force and effect. The Sellers shall have delivered to the Buyer a copy of each of the licenses, consents, approvals and other authorizations from Governmental Entities necessary or appropriate for the Sellers to consummate the transactions contemplated by this Agreement.

         6.7 Consents of Third Persons. All Required Consents shall have been obtained on terms satisfactory to the Buyer and delivered to the Buyer.

         6.8 Consents and Release of Liens. All Liens (other than Permitted Liens, except to the extent such Permitted Liens relate to Debt Obligations of the Sellers) on the Transferred Assets shall be released at Closing and satisfactory evidence of the release of the Liens and the termination of any financing statements relating thereto shall be provided to the Buyer at Closing.

         6.9 No Material Adverse Event. The business and properties of the Sellers shall not have been affected or threatened to be affected by any loss or damage, whether or not covered by insurance, except to the extent that the same would not have a material adverse effect on one or more of the Sellers, the Business or the Transferred Assets.

         6.10 Resolutions. The Sellers and CWII shall have delivered to the Buyer certified copies of resolutions of the board of directors and the shareholders of each Seller and the board of directors of CWII approving this Agreement and the transactions contemplated hereby.

         6.11 Employment Agreement. At the Closing, the Buyer shall enter into an employment agreement with each of Kevin Smith, Mark Stanley and Pat Dugan in the form attached hereto as Exhibits A-1, A-2 and A-3, respectively.

         6.12 Repayment of Indebtedness. All Debt Obligations (excluding Third Party Debt and except for a payment due to the estate of Todd R. Thomas pursuant to that certain Stock Purchase Agreement between Clearwater, Inc. and the Estate of Todd R. Thomas) and Intercompany Obligations of the Sellers shall have been repaid in full, and the Sellers and the Shareholders shall have delivered to the Buyer documentation satisfactory to the Buyer evidencing such repayment and the release of all Liens and guarantees related thereto. Notwithstanding the foregoing, the Sellers, at their option, may elect to have all or a portion of the Cash Payment remitted at Closing directly to the Persons to whom such Debt Obligations or Intercompany Obligations are owed by delivering written notice of such election to the Buyer at least five Business Days prior to Closing; provided, however, that if the Sellers make such election, the Sellers and the Shareholders shall not be relieved from their obligation to deliver to the Buyer at Closing documentation satisfactory to the Buyer evidencing the repayment of all Debt Obligations and Intercompany Obligations and the release of all Liens and guarantees related thereto; provided further, however, that the aggregate amount of any such payments made by the Buyer and the amount paid to the Seller at Closing shall not exceed $2,000,000.

         6.13 Stock Exchange Approval. The New York Stock Exchange shall have approved the listing of the Weatherford Shares.

         6.14 Approvals for Issuance of Weatherford Shares. Weatherford shall have received all consents, approvals and other authorizations from Governmental Entities necessary or appropriate for Weatherford to issue the Weatherford Shares.

         6.15 Assumed Trade Payables. The Buyer shall have received a schedule of the Assumed Trade Payables.

         6.16 Third Party Debt. The Buyer shall have received a schedule of the Third Party Debt.

                                    ARTICLE 7

                      SELLERS' AND SHAREHOLDERS' CONDITIONS

         The obligation of the Sellers to transfer the Transferred Assets as contemplated hereby is, at the option of the Sellers and the Shareholders, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by the Sellers and the Shareholders in writing; provided, however, the Sellers' and the Shareholders' election to proceed with the Closing shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to the Sellers or the Shareholders or existing on the Closing Date, and such action shall not prejudice the Sellers' and the Shareholders' right to recover damages for any breach.

         7.1 Representations and Warranties. The representations and warranties of the Buyer and Weatherford contained in this Agreement shall be true, correct and complete in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date; each and all of the agreements and covenants of the Buyer and Weatherford to be performed or complied with by them on or before the Closing Date pursuant to this Agreement shall have been performed or complied with in all respects; and the Buyer and Weatherford shall have delivered to the Sellers a certificate signed by an authorized officer of each of Weatherford and the Buyer, dated the Closing Date, regarding the matters set forth in this
Section 7.1.

         7.2 No Litigation. No preliminary or permanent injunction or other order of any Governmental Entity shall be in effect nor shall there be any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement. No suit, action, claim, proceeding or investigation before any court or other Governmental Entity shall have been commenced or threatened by any Person other than the Sellers, the

Shareholders or any of their respective Affiliates seeking to prevent the sale of the Transferred Assets or the Business or asserting that the sale of all or a portion of the Transferred Assets or the Business would be unlawful.

         7.3 Licenses, Consents and Approvals. All necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity shall have been obtained, made, expired or lapsed and shall be in full force and effect. The Buyer shall have delivered to the Seller a copy of each of the licenses, consents, approvals and other authorizations from Governmental Entities necessary or appropriate for the Buyer to consummate the transactions contemplated by this Agreement.

         7.4 Resolutions. The Buyer shall have delivered to the Sellers certified copies of resolutions of the boards of directors of each of Weatherford and the Buyer approving this Agreement and the transactions contemplated hereby.

         7.5 Other Legal Matters. All exhibits, schedules, certificates, documents and legal matters in connection with this Agreement and the transactions contemplated hereby shall be in the forms required by this Agreement.


                                    ARTICLE 8

                                 INDEMNIFICATION

         8.1 Indemnification by the Seller and the Shareholders. Except as otherwise limited by this Article 8 and Article 9 hereof, each of the Sellers and each of the Shareholders, jointly and severally, agree to indemnify, defend and hold the Buyer and Weatherford, each of their respective Affiliates and each of their respective officers, directors, employees, agents, stockholders and controlling Persons and their respective successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party (collectively, "Buyer Losses"), arising out of or resulting from or relating to:

                  (a) any misrepresentation, breach of warranty or breach of any covenant or agreement made or undertaken by any of the Sellers or any of the Shareholders in this Agreement or any misrepresentation in or omission from any other agreement, certificate, exhibit or writing delivered to the Buyer or Weatherford pursuant to this Agreement, including the Disclosure Schedule;

                  (b) any Environmental Liability arising from or attributable to (i) any condition, event, circumstance, activity, practice, incident, action or omission existing or occurring prior to the Closing Date and related in any way to the Transferred Assets or the Business, or (ii) the use, storage, disposal or treatment, or the transportation for storage, disposal or treatment, of Hazardous Materials prior to the Closing Date and related in any way to the Transferred Assets or the Business; or

                  (c) any Retained Liability.

For purposes of determining the Buyer's and Weatherford's right to indemnification for a misrepresentation or breach of warranty made by any of the Sellers or any of the Shareholders in this Agreement, all such representations and warranties that have been made subject to a materiality qualification shall be deemed to have been made without that qualification.

         8.2 Indemnification by the Buyer and Weatherford. Except as otherwise limited by this Article 8 and Article 9 hereof, the Buyer and Weatherford, jointly and severally, agree to indemnify, defend and hold the Sellers and the Shareholders and each of their respective officers, directors, employees, agents, shareholders and controlling Persons and successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party (collectively, "Seller Losses"), arising out of or resulting from or relating to (a) any misrepresentation, breach of warranty or breach of any covenant or agreement made or undertaken by the Buyer or Weatherford in this Agreement or any misrepresentation in or omission from any other agreement, certificate, exhibit or writing delivered to the Sellers or the Shareholders pursuant to this Agreement, (b) any Assumed Liability, (c) any Assumed Trade Payable or (d) any Assumed Entitlement.

         8.3 Procedure. All claims for indemnification under this Article 8 shall be asserted and resolved as follows:

                  (a) An Indemnitee shall promptly give the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Losses, if known, and method of computation thereof, all with reasonable particularity, and stating with particularity the nature of such matter. Failure to provide such notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period.

                  (b) The obligations and liabilities of an Indemnitor under this Article 8 with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article 8 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall give the Indemnitor prompt notice of such Third Party Claim and the Indemnitor may, at its option, assume and control the defense of such Third Party Claim at the Indemnitor's expense and through counsel of the Indemnitor's choice reasonably acceptable to Indemnitee. In the event the Indemnitor assumes the defense against any such Third Party Claim as provided above, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability, shall cooperate with the Indemnitor in such defense and will attempt to make available on a reasonable basis to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. In the event the Indemnitor does not elect to conduct the defense against any such Third Party Claim, the Indemnitor shall pay all reasonable costs and expenses of such defense as incurred and shall cooperate with the Indemnitee (and be entitled to participate) in such defense and attempt to make available to it on a reasonable basis all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. Except for the settlement of a Third Party Claim that involves the payment of money only and for which the Indemnitee is totally indemnified by the Indemnitor, no Third Party Claim may be settled without the written consent of the Indemnitee.

         8.4 Payment. Payment of any amounts due pursuant to this Article 8 shall be made in immediately available funds by wire transfer to a bank account or accounts to be designated by the Indemnitee within ten Business Days after notice is sent by the Indemnitee.

         8.5 Failure to Pay Indemnification. If and to the extent the Indemnitee shall make written demand upon the Indemnitor for indemnification pursuant to this Article 8 and the Indemnitor shall refuse or fail to pay in full within ten Business Days of such written demand the amounts demanded pursuant hereto and in accordance herewith, then the Indemnitee may utilize any legal or equitable remedy to collect from the Indemnitor the amount of its Losses. Nothing contained herein is intended to limit or constrain the Indemnitee's rights against the Indemnitor for indemnity, the remedies herein being cumulative and in addition to all other rights and remedies of the Indemnitee.

         8.6 Adjustment of Liability. The amount which an Indemnitee shall be entitled to receive from an Indemnitor with respect to any indemnifiable Losses under this Article 8 shall be net of any insurance recovery by the Indemnitee on account of such Losses from an unaffiliated party.

         8.7 Express Negligence. THE INDEMNITIES SET FORTH IN THIS ARTICLE 8 ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING TEXAS' EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES.

         8.8 Indemnification Limitations.

                  (a) The Sellers and the Shareholders shall not be liable under
Section 8.1(a) in respect of a misrepresentation or breach of warranty until the aggregate amount of any Buyer Losses for which the Buyer is entitled to indemnification pursuant to such clause exceeds $100,000; provided, however, the Sellers' and the Shareholders' liability under Section 8.1(a) shall not be so limited if such Buyer Losses arise from a breach of any of the representations set forth in Sections 2.1, 2.2, 2.4, 2.9, 2.13, or 2.15.

                  (b) The aggregate liability of the Sellers and Shareholders under Section 8.1(a) for Buyer Losses arising from a breach of any representation or warranty other than those set forth in Sections 2.1, 2.2, 2.4, 2.9, 2.13 and 2.15 shall not exceed $30,569,937.

                  (c) The liability of the Sellers and the Shareholders for Buyer Losses arising from any Retained Liability, Environmental Liability under
Section 8.1(b), breach of any covenants or agreements, or breach of any of the representations set forth in Sections 2.1, 2.2, 2.4, 2.9, 2.13, and 2.15 shall not be subject to either the $100,000 deductible set forth in Section 8.8(a) or the maximum limit contained in Section 8.8(b).

                                    ARTICLE 9

                 NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         All statements of fact contained in any written statement (including financial statements), certificate, instrument or document delivered by or on behalf of any of the Sellers or any of the Shareholders pursuant to this Agreement or that form a part of this Agreement, the Disclosure Schedule or the closing documents shall be deemed representations and warranties of the Sellers and the Shareholders. The several representations and warranties of the parties to this Agreement shall survive the Closing Date for a period of two years from the Closing Date (except that the representations and warranties set forth in Sections 2.1, 2.2, 2.4, 2.9, 2.13, 2.15, 3.1, 3.3 and 3.4 shall survive the
Closing Date without limitation) (the period during which the representations and warranties shall survive being referred to herein with respect to such representations and warranties as the "Survival Period"), and shall be effective with respect to any inaccuracy therein or breach thereof (and a claim for indemnification under Article 8 hereof may be made thereon) if a written notice asserting the claim shall have been given within the Survival Period with respect to such matter. Any claim for indemnification made during the Survival Period shall be valid and the representations and warranties relating thereto shall remain in effect for purposes of such indemnification notwithstanding such claim may not be resolved within the Survival Period. The agreements and covenants set forth herein and the Sellers' and the Shareholders' obligations to indemnify the Buyer with respect to Environmental Liabilities under Section 8.1(b) and Retained Liabilities under Section 8.1(c) shall survive without limitation. All representations, warranties, covenants and agreements made by the parties shall not be affected by any investigation heretofore or hereafter made by and on behalf of either of them and shall not be deemed merged into any instruments or agreements delivered in connection with this Agreement or otherwise in connection with the transactions contemplated hereby. THE DISCLOSURE OF ANY ITEM IN ANY EXHIBIT, SCHEDULE OR OTHER CERTIFICATE, INSTRUMENT, AGREEMENT OR DOCUMENT, INCLUDING THE DISCLOSURE SCHEDULE, SHALL NOT RELIEVE THE SELLERS OR THE SHAREHOLDERS OF ANY OBLIGATION HEREUNDER TO INDEMNIFY THE BUYER FOR ANY BUYER LOSSES RESULTING FROM OR ARISING OUT OF ANY SUCH ITEM AND SHALL NOT AFFECT THE CLASSIFICATION OF ANY SUCH ITEM AS A RETAINED LIABILITY.


                                   ARTICLE 10

                                   TERMINATION

         10.1 Termination. The obligation to close the transactions contemplated by this Agreement may be terminated by:

                  (a) mutual agreement of the Buyer, Weatherford, the Sellers and the Shareholders;

                  (b) the Buyer and Weatherford, if a material default shall be made in the observance or in the due and timely performance by any of the Sellers or any of the Shareholders of any agreements and covenants of the Sellers and the Shareholders herein contained, or if there shall have been a breach by any of the Sellers or any of the Shareholders of any of the warranties and representations of the Sellers and the Shareholders herein contained, and such default or breach has not been cured or has not been waived;

                  (c) the Sellers and the Shareholders, if a material default shall be made by the Buyer or Weatherford in the observance or in the due and timely performance by the Buyer or Weatherford of any agreements and covenants of the Buyer and Weatherford herein contained, or if there shall have been a breach by the Buyer or Weatherford of any of the warranties and representations of the Buyer and Weatherford herein contained, and such default or breach has not been cured or has not been waived; or

                  (d) the Buyer and Weatherford or the Sellers and the Shareholders (provided the terminating parties have not materially breached any of their agreements, covenants or representations and warranties) if the Closing shall not have occurred on or before October 31, 2002.

         10.2 Liability Upon Termination. If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of Section 10.1, then this Agreement shall forthwith become void and there shall not be any liability or obligation with respect to the terminated provisions of this Agreement on the part of the Seller, the Shareholders, the Buyer or Weatherford except and to the extent such termination results from the willful breach by a party of any of its representations, warranties or agreements hereunder and except that the termination of this Agreement shall not relieve any party of its obligations under Section 5.1(b), Article 8 (but only to the extent it applies to breaches of the warranties made in Section 2.13 and
Section 3.3), Section 12.2 and Section 12.7.

         10.3 Notice of Termination. The parties hereto may exercise their respective rights of termination under Section 10.1 only by delivering written notice to that effect to the other party or parties, and such notice is received on or before the Closing Date.

                                   ARTICLE 11

                          DEFINITIONS OF CERTAIN TERMS

         In addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings assigned to them herein, unless the context otherwise indicates, both for purposes of this Agreement and all exhibits hereto and the Disclosure Schedule:

         11.1 "Accounts Receivable" shall mean all accounts and notes receivable relating to the Business.

         11.2 "Adjusted Equity Value" shall mean (a) if the Average Share Price is less than or equal to $35, the Equity Value multiplied by 87.5%, (b) if the Average Share Price is greater than or equal to $45, the Equity Value multiplied by 112.5%, and (c) if the Average Share Price is greater than $35 and less than $45, the Equity Value.

         11.3 "Affiliate" shall mean, with respect to any specified Person, a Person that, directly or indirectly, controls, is controlled by or is under common control with such specified Person.

         11.4 "Agreement" shall mean this Asset Purchase Agreement among the Sellers, the Shareholders, the Buyer and Weatherford, as amended from time to time by the parties hereto, including the exhibits hereto and the Disclosure Schedule.

         11.5 "Assumed Entitlements" shall have the meaning given such term in
Section 1.4(f) hereof.

         11.6 "Assumed Liabilities" shall have the meaning given such term in
Section 1.4(e) hereof.

         11.7 "Assumed Trade Payables" shall have the meaning given such term in
Section 1.4(c) hereof.

         11.8 "Average Share Price" shall mean the average of the closing sales price of Common Stock as reported by the New York Stock Exchange for each of the ten consecutive trading days ending on the second trading day immediately preceding the Closing Date.

         11.9 "Business" shall mean the formulation, blending, design, production, manufacture, sale, distribution and provision of specialty chemicals for use in the oilfield and gas services industry and the provision of services and engineering activities related thereto as conducted or proposed to be conducted by the Sellers.

         11.10 "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized by law to close.

         11.11 "Buyer" shall mean Clearwater International, L.L.C., a limited liability company, or one or more of its designees.

         11.12 "Buyer Losses" shall have the meaning given such term in Section
8.1 hereof.

         11.13 "Cash Payment" shall have the meaning given such term in Section
1.4 hereof.

         11.14 "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.

         11.15 "Closing" shall mean the transfer by the Sellers to the Buyer of the Transferred Assets and the tender by the Buyer to the Sellers of the Purchase Price.

         11.16 "Closing Date" shall have the meaning given such term in Section
1.3 hereof.

         11.17 "Closing Date Asset Value" shall mean the aggregate net book value attributable to the Transferred Assets as of the Closing Date, less Assumed Trade Payables, Assumed Entitlements and Assumed Liabilities (excluding Third Party Debt), in each case as reflected on the Closing Statement.

         11.18 "Closing Date Value of the Weatherford Shares" shall mean (a) if the Average Share Price is less than or equal to $35, the Average Share Price; or (b) if the Average Share Price is greater than or equal to $45, the Average Share Price, or (c) if the Average Share Price is greater than $35 and less than $45, $40.

         11.19 "Closing Statement" shall have the meaning given such term in
Section 1.6(a) hereof.

         11.20 "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time.

         11.21 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or similar provisions of legislation replacing such law from time to time.

         11.22 "Commission" shall mean the United States Securities and Exchange Commission.

         11.23 "Common Stock" shall mean the common shares, par value $1.00 per share, of Weatherford, or such other securities into which such shares have become exchangeable or convertible.

         11.24 "Consigned Inventory" shall mean all Inventory of Sellers physically located on the premises of Sellers' customers' plants for such customers' use on a consignment basis, the aggregate value of which is less than or equal to $860,000 at any given time.

         11.25 "CWII" shall mean CWI International, Inc., a Delaware corporation.

         11.26 "CWII Shareholders" shall mean Kevin W. Smith, James G. Wilkes and Mark Stanley, collectively.

         11.27 "Damages" shall mean any and all liabilities, losses, damages, demands, assessments, claims, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, costs and expenses incurred in connection with investigating and defending any claims or causes of action (including, without limitation, attorneys' fees and expenses and all fees and expenses of consultants and other professionals)).

         11.28 "Debt Obligations" shall mean any contract, agreement, indenture, note or other instrument relating to the borrowing of money or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person, including, without limitation, the carry value of all capital leases and all non- current liabilities, including deferred income taxes (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business and excluding the Third Party Debt).

         11.29 "Disclosure Schedule" shall mean the disclosure schedule of even date delivered to the Buyer and Weatherford. The Disclosure Schedule is a part of this Agreement.

         11.30 "Documents and Other Papers" shall mean and include any document, agreement, instrument, certificate, writing, notice, consent, affidavit, letter, telegram, telex, statement, file, computer disk, microfiche or other document in electronic format, schedule, exhibit or any other paper or record whatsoever.

         11.31 "Entitlements" shall have the meaning given such term in Section 1.1(a)(vi) hereof.

         11.32 "Environmental Laws" shall mean all national, federal, state, provincial, municipal or local laws, rules, regulations, statutes, ordinances or orders of any Governmental Entity relating to (a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and
(c) the regulation of or exposure to hazardous, toxic or other substances alleged to be harmful.

         11.33 "Environmental Liabilities" shall mean any and all Damages (including any remedial, removal, response, abatement, clean-up, investigation and/or monitoring costs and associated legal costs) incurred or imposed (a) pursuant to any agreement, order, notice of responsibility, directive (including directives embodied in Environmental Laws), injunctions, judgment or similar documents (including settlements) arising out of, in connection with, or under Environmental Laws, or (b) pursuant to any claim by a Governmental Entity or any other Person for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by such Governmental Entity or other Person pursuant to common law or statute and related to the use or release of Hazardous Materials.

         11.34 "Environmental Permits" shall mean any permit, license, approval, registration, identification number or other authorization with respect to the Seller under any Environmental Law.

         11.35 "Equipment" shall mean all machinery, transportation equipment, tools, equipment, furnishings and fixtures owned, leased or subject to a contract of purchase and sale or lease commitment that is owned or used by the Sellers or their Affiliates, other than Excluded Assets, in connection with, relating to or arising out of the Business.

         11.36 "Equity Value" shall be equal to $30,569,937, less the Cash Payment, less Third Party Debt.

         11.37 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         11.38 "ERISA Affiliate" shall mean any Person that is treated as a single employer together with one or more of the Sellers under Section 414 of the Code.

         11.39 "Escrow Agent" shall have the meaning given such term in Section 1.5(a) hereof.

         11.40 "Escrow Term" shall have the meaning given such term in Section 1.5(a) hereof.

         11.41 "Escrowed Shares" initially shall mean a number of the Weatherford Shares determined by dividing $5,000,000 by the Closing Date Value of the Weatherford Shares.

         11.42 "Excluded Assets" shall have the meaning given such term in
Section 1.2 hereof.

         11.43 "Financial Statements" shall have the meaning given such term in
Section 2.6 hereof.

         11.44 "GAAP" shall have the meaning given such term in Section 2.6 hereof.

         11.45 "Governmental Entity" shall mean any arbitrator, court, administrative or regulatory agency, commission, department, board or bureau or body or other government or authority or instrumentality or any entity or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         11.46 "Hazardous Materials" shall mean (a) any substance or material that is listed, defined or otherwise designated as a "hazardous substance" under
Section 101(14) of CERCLA, (b) any petroleum or petroleum products, (c) radioactive materials, urea formaldehyde, asbestos and PCBs and (d) any other chemical, substance or waste that is regulated by any Governmental Entity under any Environmental Law.

         11.47 "Indemnitee" shall mean the Person or Persons indemnified, or entitled, or claiming to be entitled to be indemnified, pursuant to the provisions of Section 8.1 or Section 8.2 hereof, as the case may be.

         11.48 "Intercompany Obligation" means any obligation, fixed or contingent, of the Sellers or the Shareholders to any officer, director, shareholder or Affiliate of any of the Sellers or the Shareholders or of such officer, director, shareholder or Affiliate to any of the Sellers or the Shareholders, including without limitation any Debt Obligation owed to or with any such Person.

         11.49 "Indemnitor" shall mean the Person or Persons having the obligation to indemnify pursuant to the provisions of Section 8.1 or Section 8.2 hereof, as the case may be.

         11.50 "Inventories" shall mean all inventories of finished goods, tooling inventory, work in progress and raw materials relating to the Business, wherever situated.

         11.51 "Lien" shall mean any lien, pledge, claim, charge, security interest or other encumbrance, option, defect or other rights of any third Person of any nature whatsoever.

         11.52 "Losses" shall mean Seller Losses or Buyer Losses, as the case may be.

         11.53 "Names" shall have the meaning given such term in Section 5.9 hereof.

         11.54 "Permitted Liens" shall mean (i) Liens set forth in Section 11.54 of the Disclosure Schedule securing any of the Assumed Entitlements, (ii) inchoate mechanic or materialmen Liens for construction in progress, (iii) inchoate workmen, repairmen, warehousemen and carriers Liens arising in the ordinary course of business, (iv) encumbrances consisting of zoning restrictions on the use of the Real Property, none of which materially impairs the use of such property and (v) Liens currently securing Debt Obligations of the Seller, which Liens will be satisfied and released of the Closing Date; provided, however, that the Liens described in clauses (ii) and (iii) shall not be considered Permitted Liens as of the Closing Date.

         11.55 "Person" shall mean a corporation, an association, a partnership, an organization, a business, an individual or a Governmental Entity.

         11.56 "Pre-Closing Obligations" shall mean all liabilities, debts and obligations of any of the Sellers or any of the Shareholders (including indemnification and other contingent obligations) relating to (i) acts, events or omissions by any Person or circumstances existing at or prior to the Closing,
(ii) goods or services provided to or for the benefit of the Sellers or any of their Affiliates prior to the Closing, (iii) goods or services manufactured or provided by or on behalf of the Sellers or any of their Affiliates or licensees prior to the Closing, (iv) any pending or threatened litigation, claims or disputes made or threatened prior to the Closing, (v) any Retained Liabilities,
(vi) the conduct of the Business, the ownership or operation of the Transferred Assets or any benefit realized by the Sellers prior to the Closing, (vii) any Excluded Assets, (viii) Debt Obligations of the Sellers, other than the Assumed Liabilities which shall be assumed by the Buyer on the

Closing Date, (ix) the employees of the Sellers under any contracts, agreements, arrangements or understandings with such employees entered into or existing at or prior to the Closing and all other obligations of the Sellers or any of their Affiliates with respect to their employees at or prior to the Closing, (x) any obligations with respect to the Seller Retained Employees, (xi) use of the Proprietary Information, (xii) Taxes, (xiii) any obligations under any contracts or agreements that were required to be listed in Section 2.5 of the Disclosure Schedule but were not and (xiv) any liabilities that were not fully accrued for and reflected on the Closing Statement.

         11.57 "Proprietary Information" shall mean collectively (a) the items set forth in Section 1.1(a)(iv) of the Disclosure Schedule, (b) Proprietary Rights and (c) any and all other information and material proprietary to the Sellers, owned, possessed or used by the Sellers, whether or not such information is embodied in writing or other physical form, and which is not generally known to the public, that (i) relates to financial information regarding the Sellers or the Business, including, without limitation, (y) business plans and (z) sales, financing, pricing and marketing procedures or methods of the Sellers or (ii) relates to specific business matters concerning the Sellers, including, without limitation, the identity of or other information regarding sales personnel or customers of the Sellers.

         11.58 "Proprietary Rights" shall mean all rights to the Names and any derivations thereof, and all patents, including the patents set forth on Section 1.1(a)(iv) of the Disclosure Schedule, any patent rights, inventions, shop rights, know how, trade secrets, designs, drawings, art work, plans, prints, manuals, models, design registrations, inventor's certificates, technical information and data, copyrightable works, lists of materials, patterns, molds, records, diagrams, formulae, product design standards, tools, die, jigs, models, prototypes, product information literature, computer files, computer software, hard copy files, catalogs, specifications, confidentiality agreements, confidential information and other proprietary technology and similar information; all registered and unregistered trademarks, service marks, logos, trade names and all other trademark rights; all registered and unregistered copyrights; and all registrations for, and applications for registration of, any of the foregoing, in connection with, relating to or arising out of the Business.

         11.59 "Purchase Price" shall have the meaning given such term in
Section 1.4 hereof.

         11.60 "Real Property" shall mean all real property, or any interest therein, that is owned, leased or used by any of the Sellers or their Affiliates in connection with, relating to or arising out of the Business.

         11.61 "Registration Expenses" shall have the meaning given such term in
Section 4.2(e) hereof.

         11.62 "Registration Statement" shall have the meaning given such term in Section 4.1(a) hereof.

         11.63 "Representative" shall have the meaning given such term in
Section 12.1 hereof.

         11.64 "Required Consents" shall have the meaning given such term in
Section 2.2(b) hereof.

         11.65 "Retained Liabilities" shall have the meaning given such term in
Section 1.7 hereof.

         11.66 "SEC Documents" shall mean Weatherford International, Inc.'s (a) Annual Report on Form 10-K for the year ended December 31, 2001, (b) Quarterly Reports on Form 10-Q for the quarter ended March 31, 2002, (c) Current Reports on Form 8-K dated February 1, 2002, March 4, 2002, April 5, 2002, April 24, 2002, and June 27, 2002, and (d) proxy statement with respect to the Annual Meeting of Stockholders held on June 26, 2002, and proxy statement/prospectus with respect to a Special Meeting of Stockholders held on June 26, 2002, and Weatherford International Ltd.'s (x) Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, (y) Registration Statement on Form 8-A, filed on June 27, 2002, and Post-Effective Amendment

No. 1 to Form S-3 filed on July 5, 2002 and (z) Current Reports on Form 8-K dated June 27, 2002, July 22, 2002, August 9, 2002 and October 9, 2002.

         11.67 "Securities Act" shall mean the Securities Act of 1933, as amended.

         11.68 "Seller Benefit Plan" shall mean (a) any employee welfare benefit plan or employee pension benefit plan as defined in Sections 3(1) and 3(2) of ERISA, including, but not limited to, a plan that provides retirement income or results in deferrals of income by employees for periods extending to their terminations of employment or beyond, and a plan that provides medical, surgical or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (b) any other material employee benefit agreement or arrangement that is not an ERISA plan, including without limitation, any deferred compensation plan, incentive plan, bonus plan or arrangement, stock option plan, stock purchase plan, stock award plan, golden parachute agreement, severance pay plan, dependent care plan, cafeteria plan, employee assistance program, scholarship program, employment contract, retention incentive agreement, noncompetition agreement, consulting agreement, confidentiality agreement, vacation policy, or other similar plan or agreement or arrangement that has been sponsored, maintained or adopted by the Seller at any time during the past three years, or has been approved by the Sellers before this date but is not yet effective, for the benefit of directors, officers, employees or former employees (or their beneficiaries) of the Sellers.

         11.69 "Seller Group" shall mean (a) the Sellers, (b) any of the CWII Shareholders who receives any of the Weatherford Shares from the Sellers in a distribution permitted under the Securities Act and (C)) all or any of the following Persons to whom Sellers transfer any of the Weatherford Shares:
Patrick D. Dugan, Larry W. Gatlin, Ted M. Wilkes, the Estate of Todd R. Thomas, Joseph M. Miller or Edward P. Michalowski, provided that the Buyer and Weatherford receive an opinion of counsel reasonably satisfactory to the Buyer and Weatherford to the effect that registration under the Securities Act or any applicable state securities laws is not required for such transfer and such Persons shall have entered into an agreement reasonably acceptable to Weatherford whereby they agree to be bound by the provisions of this Agreement as it relates to the members of the Seller Group.

         11.70 "Seller Losses" shall have the meaning given such term in Section
8.2 hereof.

         11.71 "Seller Retained Employees" shall have the meaning given such term in Section 5.10(a) hereof.

         11.72 "Sellers" shall mean Clearwater, Inc., a Pennsylvania corporation, Transit Energy Systems, Inc., a Delaware corporation, Clearwater Specialty Chemical Company, a Nova Scotia company, PriTech International, Inc., a Texas corporation, CWI International, Inc., a Delaware corporation and the ultimate parent of each of the Sellers.

         11.73 "Selling Expenses" shall have the meaning given such term in
Section 4.2(e) hereof.

         11.74 "Shareholders" shall mean CWII and the CWII Shareholders, collectively.

         11.75 "Target Asset Value" shall mean $19,791,147, as indicated on the calculation set forth in Schedule 11.75 hereof.

         11.76 "Taxes" shall mean all federal, state, local, foreign and other taxes, charges, fees, duties, levies, imposts, customs or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, property, windfall profits, or other taxes, fees, assessments, customs, duties, levies, imposts, or charges of any kind whatsoever, together with any interests, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, and the term "Tax" means any one of the foregoing Taxes.

         11.77 "Tax Returns" shall mean all returns, declarations, reports, statements and other documents of, relating to, or required to be filed in respect of, any and all Taxes, and the term "Tax Return" means any one of the foregoing Tax Returns.

         11.78 "Third Party Claims" shall have the meaning given such term in
Section 8.3(b) hereof.

         11.79 "Third Party Debt" shall mean principal, interest, fees and expenses payable with respect to the indebtedness under the specific debt obligations owed by any one or all of the Sellers to third parties listed on
Schedule 1.4(d) hereof.

         11.80 "Trade Payables" shall mean those obligations of the Seller relating to the provision of goods and services to the Seller for the conduct of the Business in the ordinary course of business of the Seller that relate to the Transferred Assets and that are classified as Trade Payables in accordance with GAAP.

         11.81 "Transferred Assets" shall have the meaning given such term in
Section 1.1(a) hereof.

         11.82 "US$", "dollar" or "$" shall mean United States dollars.

         11.83 "Value of the Escrowed Shares" shall mean the total number of Escrowed Shares held by the Escrow Agent pursuant to Section 1.5, multiplied by the Closing Date Value of the Weatherford Shares.

         11.84 "Weatherford" shall mean Weatherford International Ltd., a Bermuda exempted company.

         11.85 "Weatherford Affiliates" shall mean (a) Weatherford Canada Partnership, a general partnership established under the laws of Alberta, with respect to the assets and liabilities of CSCC located in Canada, (b) WEUS Holding, Inc., a Delaware corporation, with respect to the assets of CWI located in Russia.

         11.86 "Weatherford Shares" shall mean the number of shares of Common Stock (or any other securities into which or for which the shares of Common Stock shall have been converted or exchanged by reason of reorganization, reclassification, merger, amalgamation, consolidation, business combination or similar transaction) equal to (a) the Adjusted Equity Value divided by (b) the Closing Date Value of the Weatherford Shares.


                                   ARTICLE 12

                                  MISCELLANEOUS

         12.1 Representative. Each of the Sellers, the Seller Group and each of the Shareholders hereby irrevocably appoint Kevin W. Smith or, in the event Mr. Smith is unavailable for any reason, Patrick D. Dugan as his alternate to be the representative (the "Representative") of the Sellers and the Shareholders following the Closing Date in any matter arising out of this Agreement. For any matter in which the Buyer is entitled to rely on or otherwise deal with the Sellers, the Seller Group or any of the Shareholders, the Buyer shall be entitled to communicate solely with the Representative and shall be entitled to rely on any such communications as being the desire and will of the Sellers and the Shareholders. Notice delivered to the Representative in accordance with
Section 12.4 hereof shall be deemed notice to each of the Sellers and each of the Shareholders.

         12.2 Expenses. Except as otherwise set forth herein, and whether or not the transactions contemplated by this Agreement shall be consummated, each party agrees to pay, without right of reimbursement from any other party, the costs incurred by such party incident to the preparation and execution of this Agreement and performance of its obligations hereunder, including without limitation the fees and disbursements of legal counsel, accountants and consultants employed by such party in connection with the transactions contemplated by this Agreement.

         12.3 Notices. All notices, requests, consents, directions and other instruments and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by courier, by overnight delivery service with proof of delivery or by prepaid registered or certified United States first-class mail, return receipt requested, addressed to the respective party at the address set forth below, or if sent by facsimile or other similar form of communication (with receipt confirmed) to the respective party at the facsimile number set forth below:

         If to the Seller, the Shareholders or the Representative, to:

         CWI International, Inc.
         615 Fifth Avenue
         Coraopolis, PA 15108
         Attention: Patrick D. Dugan
         Facsimile: (412) 299-0195
         Confirm:   (412) 264-1100

         and

         Kevin W. Smith
         103 Fairway Road
         McMurray, PA 15317

         and

         James E. Wilkes
         1053 Greensview Drive
         Wooster, OH 44691

         and

         Mark Stanley
         102 Greenbriar Drive
         Wexford, PA 15090


         Copies to:

         Houston Harbaugh, P.C.
         12th Floor, Two Chatham Center
         Pittsburgh, PA 15219
         Attention: Thomas J. Miller
         Facsimile: (412) 281-4499
         Confirm:   (412) 288-1847

         If to the Buyer or Weatherford, to:

         Weatherford U.S., L.P.
         515 Post Oak Blvd, Suite 600
         Houston, Texas 77027
         Attention: General Counsel
         Facsimile: (713) 693-4484
         Confirm:   (713) 693-4000

or to such other address or facsimile number and to the attention of such other Person(s) as either party may designate by written notice. Any notice mailed shall be deemed to have been given and received on the third Business Day following the day of mailing.

         12.4 Arbitration. Except as otherwise provided herein, in the event there shall exist any dispute or controversy with respect to this Agreement or any matter relating hereto or the transactions contemplated hereby, including, but not limited to Article 8, the parties hereto agree to seek to resolve such dispute or controversy by mutual agreement. If the parties hereto are unable to resolve such dispute or controversy by agreement within 60 days following notice by any party hereto of the nature of such dispute or controversy setting forth in reasonable detail the circumstances and basis of such dispute or controversy, the parties agree that such dispute or controversy be resolved by binding arbitration pursuant to the provisions of this Section 12.4 and in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. All arbitration proceedings shall be held in Houston, Texas. If a party elects to submit such matter to arbitration, such party shall provide notice to the other party of its election to do so, which notice shall name one arbitrator. Within 10 days after the receipt of such notice, the other party shall provide written notice to the electing party naming a second arbitrator. The two arbitrators so appointed shall name a third arbitrator, or failing to do so, a third arbitrator shall be appointed pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Each arbitrator selected to act hereunder shall be qualified by education and experience to pass on the particular question in dispute and shall be independent and not affiliated with any of the parties hereto. The arbitrators shall resolve all disputes in controversy in accordance with Texas substantive law. All statutes of limitations that would otherwise be applicable shall apply to any arbitration proceeding. The arbitrators appointed pursuant to this Section 12.4 shall promptly hear and determine (after due notice and hearing and giving the parties reasonable opportunity to be heard) the questions submitted, and shall render their decision within 60 days after appointment of the third arbitrator or as soon as practical thereafter. If within such period a decision is not rendered by the board or a majority thereof, new arbitrators may be named and shall act hereunder at the election of either party in like manner as if none had previously been named. The decision of the arbitrators, or a majority thereof, made in writing, shall absent manifest error be final and binding upon the parties hereto as to the questions submitted, and each party shall abide by such decision.

         12.5 Successors. Except as specifically contemplated by this Agreement, no party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties; provided, however, the Buyer may assign its rights and obligations in this Agreement to an Affiliate of the Buyer, and in the event of dissolution of CWII, CWII may assign its rights and obligations in this Agreement to the members of the Seller Group. This Agreement shall inure to the benefit of, be binding upon and be enforceable by the parties hereto and their respective successors and assigns.

         12.6 Entire Agreement. This Agreement and the exhibits hereto and the Disclosure Schedule constitute the entire agreement and understanding between the parties relating to the subject matter hereof and thereof and supersedes all prior representations, endorsements, premises, agreements, memoranda communications, negotiations, discussions, understandings and arrangements, whether oral, written or inferred, between the parties relating to the subject matter hereof. This Agreement may not be modified, amended, rescinded, canceled, altered or supplemented, in whole or in part, except upon the execution and delivery of a written instrument executed by a duly authorized representative of each of the parties hereto.

         12.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

         12.8 Waiver. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

         12.9 Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12.10 No Third Party Beneficiaries. Any agreement contained, expressed or implied in this Agreement shall be only for the benefit of the parties hereto and their respective legal representatives, successors and assigns, and such agreements shall not inure to the benefit of the obligees of any indebtedness of any party hereto, it being the intention of the parties hereto that no Person shall be deemed a third party beneficiary of this Agreement, except to the extent a third party is expressly given rights herein.

         12.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.12 Headings. Each statement set forth in the Disclosure Schedule with respect to a particular section herein shall be deemed made solely with respect to such section and not with respect to any other section hereof unless specifically set forth in the Disclosure Schedule as also being made with respect to such other section. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof or affect in any way the meaning or interpretation of this Agreement.

         12.13 Negotiated Transaction. The provisions of this Agreement were negotiated by the parties hereto, and this Agreement shall be deemed to have been drafted by all of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                       SELLERS:

                                       CLEARWATER, INC.


                                       By: /s/ Mark E. Stanley
                                          --------------------------------------
                                       Name: Mark E. Stanley
                                            ------------------------------------
                                       Title: President
                                             -----------------------------------


                                       TRANSIT ENERGY SYSTEMS, INC.


                                       By: /s/ Mark E. Stanley
                                          --------------------------------------
                                       Name: Mark E. Stanley
                                            ------------------------------------
                                       Title: President
                                             -----------------------------------


                                       PRITECH INTERNATIONAL, INC.


                                       By: /s/ Mark E. Stanley
                                          --------------------------------------
                                       Name: Mark E. Stanley
                                            ------------------------------------
                                       Title: President
                                             -----------------------------------


                                       CLEARWATER SPECIALTY CHEMICAL CO.


                                       By: /s/ Mark E. Stanley
                                          --------------------------------------
                                       Name: Mark E. Stanley
                                            ------------------------------------
                                       Title: President
                                             -----------------------------------

                                       SHAREHOLDERS:

                                       CWI INTERNATIONAL, INC.


                                       By: /s/ Mark E. Stanley
                                          --------------------------------------
                                       Name: Mark E. Stanley
                                            ------------------------------------
                                       Title: President
                                             -----------------------------------


                                       /s/ Kevin W. Smith
                                       -----------------------------------------
                                       Kevin W. Smith

                                       /s/ James E. Wilkes
                                       -----------------------------------------
                                       James E. Wilkes

                                       /s/ Mark E. Stanley
                                       -----------------------------------------
                                       Mark Stanley

                                       BUYER:

                                       CLEARWATER INTERNATIONAL, L.L.C.



                                       By: /s/ Burt M. Martin
                                          --------------------------------------
                                       Name: Burt M. Martin
                                            ------------------------------------
                                       Title: Senior Vice President and
                                              Secretary
                                             -----------------------------------


                                       WEATHERFORD:

                                       WEATHERFORD INTERNATIONAL LTD.


                                       By: /s/ Burt M. Martin
                                          --------------------------------------
                                       Name: Burt M. Martin
                                            ------------------------------------
                                       Title: Senior Vice President, General
                                              Counsel & Secretary
                                             -----------------------------------



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